Exhibit 99.2

RISK FACTORS

You should carefully consider the risks described below. The risks and uncertainties described below are not the only ones DropCar and AYRO face, and these factors should be considered in conjunction with general investment risks and other information included in the exhibits to this Current Report on Form 8-K (the “Form 8-K”), including the matters addressed in the section titled “Forward-Looking Statements” under Item 8.01 of this Form 8-K. You should read and consider the risks associated with the business of AYRO as these risk factors will also affect the operations of the combined company going forward because, assuming that the sale of substantially all of the assets of the DropCar business (the “Asset Sale”) pursuant to that certain Asset Purchase Agreement, dated as of December 19, 2019 by and among DropCar, Inc. (“DropCar”), DropCar Operating Company, Inc., a Delaware corporation and Wholly-owned subsidiary of DropCar (“DropCar Operating”), DC Partners Acquisition, LLC, Spencer Richarson and David Newman  (the “Asset Purchase Agreement”) is approved, the business of the combined company will be AYRO’s business. You should also read and consider the risk factors associated with DropCar because these risk factors may affect the operations and financial results of the combined company.

Risks Related to the Proposed Merger

There is no assurance when or if the merger will be completed. Any delay in completing the merger may substantially reduce the intended benefits that DropCar and AYRO expect to obtain from the merger.

On December 19, 2019, DropCar, ABC Merger Sub, Inc., a wholly-owned subsidiary of DropCar (“Merger Sub”) and AYRO, Inc. (“AYRO”) entered into an agreement and plan of merger and reorganization (as may be amended from time to time, the “Merger Agreement”), which provides for, among other things, the merger of AYRO with and into Merger Sub, with AYRO continuing as the surviving corporation and a wholly-owned subsidiary of DropCar. Completion of the merger is subject to the satisfaction or waiver of a number of conditions as set forth in the Merger Agreement, including the approval by DropCar’s stockholders, approval by Nasdaq of DropCar’s application for initial listing of DropCar’s common stock in connection with the merger, and other customary closing conditions. There can be no assurance that DropCar and AYRO will be able to satisfy the closing conditions or that closing conditions beyond their control will be satisfied or waived. If the conditions are not satisfied or waived, the merger may not occur or will be delayed, and DropCar and AYRO each may lose some or all of the intended benefits of the merger. In addition, if the Merger Agreement is terminated under certain circumstances, DropCar or AYRO may be required to pay a termination fee of $1,000,000. Moreover, each of DropCar and AYRO has incurred and expect to continue to incur significant expenses related to the merger, such as legal and accounting fees, some of which must be paid even if the merger is not completed.

In addition, if the Merger Agreement is terminated and DropCar’s or AYRO’s board of directors determines to seek another business combination, it may not be able to find a third party willing to provide equivalent or more attractive consideration than the consideration to be provided by each party in the merger. In such circumstances, the DropCar Board of Directors (the “DropCar Board”) may elect to, among other things, divest all or a portion of DropCar’s business, or take the steps necessary to liquidate all of DropCar’s business and assets, and in either such case, the consideration that DropCar receives may be less attractive than the consideration to be received by DropCar pursuant to the Merger Agreement. Further, approval of the issuance of shares of DropCar's common stock to AYRO equity holders as merger consideration in the merger (the “Share Issuance”) and the Asset Sale are conditioned on the approval by DropCar's stockholders of each other. Accordingly, if the Share Issuance is not approved, the Asset Sale will not be completed.

The issuance of shares of DropCar common stock to AYRO stockholders in the merger will substantially dilute the voting power of current DropCar stockholders. Having a minority share position may reduce the influence that current stockholders have on the management of DropCar.

Pursuant to the terms of the Merger Agreement, at the effective time of the merger, DropCar will issue shares of its common stock to AYRO equity holders as merger consideration, including shares to be issued in respect of the sale of shares of AYRO common stock (or common stock equivalents) and warrants to purchase AYRO common stock resulting in gross proceeds of an aggregate of $2 million (the “AYRO Private Placement”) and upon conversion of the bridge loans immediately prior to the closing of the merger. As a result, upon completion of the merger, the current DropCar stockholders will hold approximately 18.0% of the issued and outstanding equity in DropCar and former AYRO stockholders will own pre-reverse stock split shares and pre-reverse stock split shares issuable upon exercise of certain warrants equal to approximately 80.0% of the issued and outstanding equity in DropCar, in each case, excluding certain warrants, options and restricted stock units. Accordingly, the issuance of the shares of DropCar common stock to AYRO equity holders in the merger will significantly reduce the ownership stake and relative voting power of each share of DropCar common stock held by current DropCar stockholders. Consequently, following the merger, the ability of DropCar’s current stockholders to influence the management of DropCar will be substantially reduced.

Because the lack of a public market for AYRO common stock makes it difficult to evaluate the fairness of the merger, AYRO stockholders may receive consideration in the merger that is greater than or less than the fair market value of the AYRO common stock.

The outstanding capital stock of AYRO is privately held and is not traded in any public market. The lack of a public market makes it extremely difficult to determine the fair market value of AYRO shares. Since the percentage of DropCar’s common stock to be issued to AYRO equity holders was determined based on negotiations between the parties, it is possible that the value of the DropCar common stock to be issued in connection with the merger will be greater than the fair market value of AYRO shares. Alternatively, it is possible that the value of the shares of DropCar common stock to be issued in connection with the merger will be less than the fair market value of AYRO shares.

Directors and officers of DropCar and AYRO may have interests in the merger that are different from, or in addition to, those of DropCar stockholders and AYRO stockholders generally that may influence them to support or approve the merger.

The officers and directors of DropCar and AYRO may have interests in the merger that are different from, or are in addition to, those of DropCar stockholders and AYRO stockholders generally. Effective upon the closing of the merger, Mr. Keller and Mr. Smith will be employed by the combined company and receive compensation and other consideration. Three of the current directors of DropCar, which shall include Joshua Silverman and two other current DropCar directors, and all of the current directors of AYRO will be appointed as directors of the combined company after the completion of the merger and receive cash and equity compensation in consideration for such service. All of AYRO’s executive officers are expected to continue to serve as executive officers of DropCar after the completion of the merger. Each outstanding stock option to acquire shares of AYRO common stock held by executive officers and directors of AYRO will be converted into an option to acquire shares of DropCar common stock. In addition, the directors and executive officers of DropCar and AYRO also have certain rights to indemnification or to directors’ and officers’ liability insurance that will survive the completion of the merger. These interests may have influenced the directors and executive officers of DropCar and AYRO to support or recommend the proposals presented to DropCar and AYRO stockholders.

The announcement and pendency of the merger could have an adverse effect on DropCar’s or AYRO’s business, financial condition, results of operations or business prospects.

The announcement and pendency of the merger could disrupt DropCar’s and/or AYRO’s businesses in the following ways, among others:

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DropCar’s or AYRO’s current and prospective employees could experience uncertainty about their future roles within the combined company; and, this uncertainty might adversely affect DropCar’s or AYRO’s ability to retain, recruit and motivate key personnel;

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the attention of DropCar’s or AYRO’s management may be directed towards the completion of the merger and other transaction-related considerations and may be diverted from the day-to-day business operations of DropCar or AYRO, as applicable, and matters related to the merger may require commitments of time and resources that could otherwise have been devoted to other opportunities that might have been beneficial to DropCar or AYRO, as applicable;

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customers, prospective customers, suppliers, collaborators and other third parties with business relationships with DropCar or AYRO may decide not to renew or may decide to seek to terminate, change or renegotiate their relationships with DropCar or AYRO as a result of the merger, whether pursuant to the terms of their existing agreements with DropCar or AYRO; and

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the market price of DropCar’s common stock may decline to the extent that the current market price reflects a market assumption that the proposed merger will be completed.

Should they occur, any of these matters could adversely affect the businesses of, or harm the financial condition, results of operations or business prospects of, DropCar or AYRO.

During the pendency of the merger, DropCar or AYRO may not be able to enter into a business combination with another party and will be subject to contractual limitations on certain actions because of restrictions in the Merger Agreement.

Covenants in the Merger Agreement impede the ability of DropCar or AYRO to make acquisitions or complete other transactions that are not in the ordinary course of business pending completion of the merger other than the sale of substantially all assets of the assets of DropCar pursuant to the Asset Purchase Agreement, the AYRO Private Placement and the issuance of pre-funded warrants to purchase shares of AYRO common stock at an exercise price of $0.001 per share, to be issued in a nominal stock subscription (the “Nominal Stock Subscription”). As a result, if the merger is not completed, the parties may be at a disadvantage to their competitors. In addition, while the Merger Agreement is in effect and subject to limited exceptions, each party is prohibited from soliciting, initiating, encouraging or taking actions designed to facilitate any inquiries or the making of any proposal or offer that could lead to the entering into certain extraordinary transactions with any third party, such as a sale of assets, an acquisition, a tender offer, a merger or other business combination outside the ordinary course of business. These restrictions may prevent each of DropCar and AYRO from pursuing otherwise attractive business opportunities or other capital structure alternatives and making other changes to its business or executing certain of its business strategies prior to the completion of the merger, which could be favorable to DropCar stockholders or AYRO stockholders.

Certain provisions of the Merger Agreement may discourage third parties from submitting competing proposals, including proposals that may be superior to the arrangements contemplated by the Merger Agreement.

The terms of the Merger Agreement prohibit each of DropCar and AYRO from soliciting competing proposals or cooperating with persons making unsolicited takeover proposals, except in limited circumstances if the DropCar Board determines in good faith, after consultation with its independent financial advisor, if any, and outside counsel, that an unsolicited competing proposal constitutes, or would reasonably be expected to result in, a superior competing proposal and that failure to take such action would be reasonably likely to result in a breach of the fiduciary duties of the DropCar Board. In addition, if DropCar or AYRO terminate the Merger Agreement under specified circumstances, including, in the case of DropCar, terminating because of a decision of the DropCar Board to recommend a superior competing proposal, DropCar or AYRO would be required to pay a termination fee of  $1,000,000. This termination fee may discourage third parties from submitting competing proposals to DropCar or its stockholders and may cause the DropCar Board to be less inclined to recommend a competing proposal.

The rights of AYRO stockholders who become DropCar stockholders in the merger and DropCar stockholders following the merger will be governed by the A&R Charter and the A&R Bylaws.

Upon consummation of the merger, outstanding shares of AYRO common stock will be converted into the right to receive shares of DropCar common stock. AYRO stockholders who receive shares of DropCar common stock in the merger will become DropCar stockholders. As a result, AYRO stockholders who become stockholders in DropCar will be governed by DropCar’s organizational documents and bylaws, rather than being governed by AYRO’s organizational documents and bylaws. Pursuant to the Merger Agreement, DropCar’s certificate of incorporation will be amended and restated, subject to DropCar stockholders’ approval of the amended and restated charter proposal (the “A&R Charter”), and DropCar’s bylaws will be amended and restated (the “A&R Bylaws”), immediately prior to the effective time of the merger.

The Exchange Ratio is not adjustable based on the market price of DropCar common stock so the merger consideration at the closing may have a greater or lesser value than at the time the Merger Agreement was signed.

The Merger Agreement has set the Exchange Ratio formula for the AYRO common stock, and the Exchange Ratio is only adjustable upward or downward to reflect DropCar’s and AYRO’s equity capitalization as of immediately prior to the effective time of the merger. Any changes in the market price of common stock before the completion of the merger will not affect the number of shares AYRO securityholders will be entitled to receive pursuant to the Merger Agreement. Therefore, if before the completion of the merger the market price of DropCar common stock declines from the market price on the date of the merger agreement, then AYRO securityholders could receive merger consideration with substantially lower value. Similarly, if before the completion of the Merger the market price of DropCar common stock increases from the market price on the date of the Merger Agreement, then AYRO securityholders could receive merger consideration with substantially more value for their shares of AYRO capital stock than the parties had negotiated for in the establishment of the Exchange Ratio.

If the merger does not qualify as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended, or is otherwise taxable to U.S. AYRO equity holders, then such holders may be required to pay U.S. federal income taxes.

For U.S. federal income tax purposes, the merger is intended to constitute a reorganization within the meaning of Section 368(a) of the Code. If the Internal Revenue Services (the “IRS”) or a court determines that the merger should not be treated as a reorganization, a holder of AYRO common stock and warrants would recognize taxable gain or loss upon the exchange of AYRO common stock and conversion of warrants for DropCar common stock and warrants pursuant to the Merger Agreement.

DropCar is expected to incur substantial expenses related to the merger with AYRO.

DropCar is expected to incur substantial expenses in connection with the merger with AYRO, as well as operating as a public company. DropCar will incur significant fees and expenses relating to legal, accounting, financial advisory and other transaction fees and costs associated with the merger. Actual transaction costs may substantially exceed AYRO’s estimates and may have an adverse effect on the combined company’s financial condition and operating results.

Failure to complete the merger could negatively affect the value of DropCar common stock and the future business and financial results of both DropCar and AYRO.

If the merger is not completed, the ongoing businesses of DropCar and AYRO could be adversely affected and each of DropCar and AYRO will be subject to a variety of risks associated with the failure to complete the mergers, including without limitation the following:

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diversion of management focus and resources from operational matters and other strategic opportunities while working to implement the merger;

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reputational harm due to the adverse perception of any failure to successfully complete the merger; and

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having to pay certain costs relating to the merger, such as legal, accounting, financial advisory, filing and printing fees.

If the merger is not completed, these risks could materially affect the market price of DropCar common stock and the business and financial results of both DropCar and AYRO.

The merger is expected to result in a limitation on the combined company’s ability to utilize its net operating loss carryforward.

Under Section 382 of the Code, use of DropCar’s net operating loss carryforwards (“NOLs”) will be limited if DropCar experiences a cumulative change in ownership of greater than 50% in a moving three year period. DropCar will experience an ownership change as a result of the merger and therefore its ability to utilize its NOLs and certain credit carryforwards remaining at the effective time of the merger will be limited. The limitation will be determined by the fair market value of DropCar’s common stock outstanding prior to the ownership change, multiplied by the applicable federal rate. It is expected that the merger will impose a limitation on DropCar’s NOLs. Limitations imposed on DropCar’s ability to utilize NOLs could cause U.S. federal and state income taxes to be paid earlier than would be paid if such limitations were not in effect and could cause such NOLs to expire unused, in each case reducing or eliminating the benefit of such NOLs.

The opinion received by the DropCar Board of Directors from Gemini has not been, and is not expected to be, updated to reflect changes in circumstances that may have occurred since the date of the opinion.

At a meeting held on December 18, 2019, DropCar’s financial advisor, Gemini, rendered its opinion as to the fairness of the merger consideration from a financial point of view to DropCar as of the date of such opinion, and such opinion was one of many factors considered by the DropCar Board in approving the merger. The opinion does not speak as of the time the merger will be completed or any date other than the date of such opinion. Subsequent changes in the operation and prospects of DropCar or AYRO, general market and economic conditions and other factors that may be beyond the control of DropCar or AYRO, may significantly alter the value of DropCar or AYRO or the prices of the shares of DropCar common stock by the time the merger is to be completed. The opinion does not address the fairness of the merger consideration from a financial point of view to DropCar at the time the merger is to be completed, or as of any other date other than the date of such opinion, and the Merger Agreement does not require that the opinion be updated, revised or reaffirmed prior to the closing of the merger to reflect any changes in circumstances between the date of the signing of the Merger Agreement and the completion of the merger as a condition to closing the merger.

The merger may be completed even though material adverse changes may result from the announcement of the merger, industry-wide changes or other causes.

In general, either party can refuse to complete the merger if there is a material adverse change (as defined in the Merger Agreement) affecting the other party between December 19, 2019, the date of the Merger Agreement, and the closing of the merger. However, some types of changes do not permit either party to refuse to complete the merger, even if such changes would have a material adverse effect on DropCar or AYRO, as the case may be:

● changes in general economic, business, financial or market conditions;
● changes or events affecting the industries or industry sectors in which the parties operate generally;
● changes in generally accepted accounting principles;
● changes in laws, rules, regulations, decrees, rulings, ordinances, codes or requirements issued, enacted, adopted or otherwise put into effect by or under the authority of any governmental body;
● changes caused by the announcement or pendency of the merger;
● changes caused by any action taken by either party with the prior written consent of the other party;

● changes caused by any decision, action, or inaction by governmental or regulatory bodies, with respect to any products of either party;
● changes caused by any act of war, terrorism, national or international calamity or any other similar event;
● with respect to DropCar, a decline in DropCar’s stock price; or
● with respect to DropCar, a change in the listing status of DropCar’s common stock on Nasdaq.

If adverse changes occur but DropCar and AYRO must still complete the merger, the market price of DropCar common stock may suffer.

 DropCar and AYRO may become involved in securities litigation or stockholder derivative litigation in connection with the merger, and this could divert the attention of DropCar and AYRO management and harm the combined company’s business, and insurance coverage may not be sufficient to cover all related costs and damages.

Securities litigation or stockholder derivative litigation frequently follows the announcement of certain significant business transactions, such as the sale of a business division or announcement of a business combination transaction. DropCar and AYRO may become involved in this type of litigation in connection with the merger, and the combined company may become involved in this type of litigation in the future. Litigation often is expensive and diverts management’s attention and resources, which could adversely affect the business of DropCar, AYRO and the combined company.

Risks Related to the Reverse Stock Split

The reverse stock split may not increase the combined company’s stock price over the long term.

If the amendmen to the A&R Charter to effect a reverse stock split with respect to the issued and outstanding common stock of the combined company immediately following the merger (the “Reverse Stock Split”) is approved, the combined company anticipates effecting a reverse stock split in order to cause stock price to be at least $5.00 immediately following the merger. While it is expected that the reduction in the number of outstanding shares of common stock will proportionally increase the market price of the combined company’s common stock upon effectiveness of the reverse stock split, it cannot be assured that the reverse stock split will result in any sustained proportionate increase in the market price of the combined company’s common stock, which is dependent upon many factors, including the business and financial performance of the combined company, general market conditions, and prospects for future success, which are unrelated to the number of shares of the combined company’s common stock outstanding. Thus, while the stock price of the combined company might meet the initial listing requirements for Nasdaq initially, it cannot be assured that it will continue to do so.

The reverse stock split would have the effect of increasing the amount of common stock that the combined company is authorized to issue without further approval by the combined company’s stockholders.

The proposed amended and restated charter for the combined company is anticipated to authorize the combined company to issue 100,000,000 shares of common stock and does not anticipate reducing this amount in connection with the proposed reverse stock split. Except in certain instances, as required by law or by the rules of the securities exchange that lists the combined company’s common stock, additional shares of common stock of the combined company may be issued by the combined company without further vote of the combined company’s stockholders. If the combined company’s board of directors chooses to issue additional shares of the combined company’s common stock, such issuance could have a dilutive effect on the equity, earnings and voting interests of the combined company’s stockholders.

The reverse stock split may decrease the liquidity of DropCar’s common stock.

Although the DropCar Board believes that the anticipated increase in the market price of DropCar’s common stock could encourage interest in its common stock and possibly promote greater liquidity for its stockholders, such liquidity could also be adversely affected by the reduced number of shares outstanding after the reverse stock split. The reduction in the number of outstanding shares may lead to reduced trading and a smaller number of market makers for DropCar’s common stock.

The reverse stock split may lead to a decrease in overall market capitalization of the combined company.

Should the market price of DropCar’s common stock decline after the reverse stock split, the percentage decline may be greater, due to the smaller number of shares outstanding, than it would have been prior to the reverse stock split. A reverse stock split is often viewed negatively by the market and, consequently, can lead to a decrease in the overall market capitalization of the combined company. If the per share market price does not increase in proportion to the reverse stock split ratio, then the value of the combined company, as measured by its stock capitalization, will be reduced. In some cases, the per-share stock price of companies that have effected reverse stock splits subsequently declined back to pre-reverse split levels, and accordingly, it cannot be assured that the total market value of DropCar’s common stock will remain the same after the reverse stock split is effected, or that the reverse stock split will not have an adverse effect on DropCar’s stock price due to the reduced number of shares outstanding after the reverse stock split.

Risks Related to the Combined Company Following the Merger

DropCar stockholders and AYRO stockholders may not realize a benefit from the merger commensurate with the ownership dilution they will experience in connection with the merger.

If the combined organization is unable to realize the full strategic and financial benefits currently anticipated from the merger, DropCar stockholders and AYRO stockholders will have experienced substantial dilution of their ownership interests in their respective companies without receiving any commensurate benefit, or only receiving part of the commensurate benefit to the extent the combined organization is able to realize only part of the strategic and financial benefits currently anticipated from the merger.

You should carefully consider the risks described below. The risks and uncertainties described below are not the only ones DropCar and AYRO face, and these factors should be considered in conjunction with general investment risks and other information included in the exhibits to this Current Report on Form 8-K (the “Form 8-K”), including the matters addressed in the section titled “Forward-Looking Statements” under Item 8.01 of this Form 8-K. You should read and consider the risks associated with the business of AYRO as these risk factors will also affect the operations of the combined company going forward because, assuming that the sale of substantially all of the assets of the ropCar business (the “Asset Sale”) pursuant to that certain Asset Purchase Agreement, dated as of December 19, 2019 by and among DropCar, Inc. (“DropCar”), DropCar Operating Company, Inc., a Delaware corporation and Wholly-owned subsidiary of DropCar (“DropCar Operating”), DC Partners Acquisition, LLC, Spencer Richarson and David Newman  (the “Asset Purchase Agreement”) is approved, the business of the combined company will be AYRO’s business. You should also read and consider the risk factors associated with DropCar because these risk factors may affect the operations and financial results of the combined company.

The market price of the combined company’s common stock after the merger may be subject to significant fluctuations and volatility, and the stockholders of the company may be unable to resell their shares at a profit and incur losses.

There has not been a public market for the combined company’s common stock. The market price of the combined company’s common stock could be subject to significant fluctuation following the merger. The business of DropCar differs from that of AYRO in important respects and, accordingly, the results of operations of the combined company and the market price of the combined company common stock following the merger may be affected by factors different from those currently affecting the results of operations of DropCar. Market prices for securities of technology companies and electric vehicle companies in particular have historically been particularly volatile and have shown extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies. Broad market and industry factors, as well as general economic, political and market conditions such as recessions or interest rate changes, may seriously affect the market price of the combined company’s common stock, regardless of the actual operating performance of the combined company. Some of the factors that may cause the market price of the combined company’s common stock to fluctuate include:

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investors react negatively to the effect on the combined company’s business and prospects from the merger;
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the announcement of new products, new developments, services or technological innovations by the combined company or the combined company’s competitors;
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actual or anticipated quarterly increases or decreases in revenue, gross margin or earnings, and changes in the combined company’s business, operations or prospects;
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announcements relating to strategic relationships, mergers, acquisitions, partnerships, collaborations, joint ventures, capital commitments, or other events by the combined company or the combined company’s competitors;

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conditions or trends in the electric vehicle or transportation industries;
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changes in the economic performance or market valuations of other electric vehicle or transportation companies;
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decline in electric vehicle industry enthusiasm or interest;
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general market conditions or domestic or international macroeconomic and geopolitical factors unrelated to the combined company’s performance or financial condition;
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sale of the combined company’s common stock by stockholders, including executives and directors;
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volatility and limitations in trading volumes of the combined company’s common stock;
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volatility in the market prices and trading volumes of technology stocks;
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the combined company’s ability to finance its business;
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ability to secure resources and the necessary personnel to pursue the plans of the combined company;
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failures to meet external expectations or management guidance;
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changes in the combined company’s capital structure or dividend policy, future issuances of securities, sales or distributions of large blocks of common stock by stockholders;
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the combined company’s cash position;
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announcements and events surrounding financing efforts, including debt and equity securities;
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analyst research reports, recommendation and changes in recommendations, price targets, and withdrawals of coverage;
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departures and additions of key personnel;
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disputes and litigations related to intellectual properties, proprietary rights, and contractual obligations;
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investigations by regulators into the operations of the combined company or those of the competitors;
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changes in applicable laws, rules, regulations, or accounting practices and other dynamics; and
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other events or factors, many of which may be out of the combined company’s control.

In the past, following periods of volatility in the overall market and the market prices of particular companies’ securities, securities class action litigations have often been instituted against these companies. Litigation of this type, if instituted against the combined company, could result in substantial costs and a diversion of the management’s attention and resources of the combined company. Any adverse determination in any such litigation or any amounts paid to settle any such actual or threatened litigation could require that the combined company make significant payments.

If the merger is consummated, the business operations, strategies and focus of DropCar will fundamentally change, and these changes may not result in an improvement in the value of its common stock.

Pending the consummation of the merger, and subject to approval of the Asset Sale Proposal, it is currently anticipated that the combined company would focus its resources on executing AYRO’s current business plan. Accordingly, substantially simultaneously following the merger, the combined company has agreed to sell DropCar’s legacy business and, as such, the stockholders of DropCar and AYRO will not participate in the future prospects of such DropCar legacy assets.

Following the merger, it is expected that the combined company’s primary products will be AYRO’s electric vehicles. Consequently, if the merger is consummated, an investment in DropCar’s common stock will primarily represent an investment in the business operations, strategies and focus of AYRO. AYRO expects to incur losses as it expands its operations, product suite and sales territories, and AYRO’s products may not be profitable at commercial scale. The failure to successfully scale up AYRO’s operations and achieve growth with additional products and territories will significantly diminish the anticipated benefits of the merger and have a material adverse effect on the business of the combined company. There is no assurance that the combined company’s business operations, strategies or focus will be successful following the merger, and the merger could depress the value of the combined company’s common stock.

The unaudited pro forma combined financial statements are presented for illustrative purposes only, and future results of the combined company may differ materially from the unaudited pro forma financial statements presented in this joint proxy and consent solicitation statement/prospectus.

The unaudited pro forma combined financial statements contained in this joint proxy and consent solicitation statement/prospectus are presented for illustrative purposes only and may not be an indication of the combined company’s financial condition or results of operations following the completion of the merger for several reasons. The unaudited pro forma combined financial statements have been derived from the historical financial statements of DropCar and AYRO and adjustments and assumptions have been made regarding the combined company after giving effect to the merger and related transactions. The information upon which these adjustments and assumptions have been made is preliminary, and these kinds of adjustments and assumptions are difficult to make with accuracy. Moreover, the pro forma financial statements do not reflect all costs that are expected to be incurred by the combined company in connection with the merger. As a result, the actual financial condition and results of operations of the combined company following the completion of the merger may not be consistent with, or evident from, these pro forma financial statements. The assumptions used in preparing the pro forma financial information may not prove to be accurate, and other factors may affect the combined company’s financial condition or results of operations following the merger. Any decline or potential decline in the combined company’s financial condition or results of operations may cause significant variations in the market price of DropCar common stock.

The combined company may issue additional equity securities in the future, which may result in dilution to existing investors.

To the extent the combined company raises additional capital by issuing equity securities, the combined company’s stockholders may experience substantial dilution. The combined company may, from time to time, sell additional equity securities in one or more transactions at prices and in a manner it determines. If the combined company sells additional equity securities, existing stockholders may be materially diluted. In addition, new investors could gain rights superior to existing stockholders, such as liquidation and other preferences. In addition, the number of shares available for future grant under the combined company’s equity compensation plans may be increased in the future. In addition, the exercise or conversion of outstanding options or warrants to purchase shares of capital stock may result in dilution to the combined company’s stockholders upon any such exercise or conversion.

All of DropCar’s outstanding shares of common stock are, and any shares of DropCar common stock that are issued in the merger will be, freely tradable without restrictions or further registration under the Securities Act of 1933, as amended (the “Securities Act”) except for the restricted stock units that will be issued to Mr. Keller pursuant to the employment agreement to be entered into with DropCar immediately prior to the consummation of the merger, shares of DropCar common stock issued to certain advisors, shares subject to lock-up agreements, and any shares held by affiliates, as defined in Rule 144 under the Securities Act. Rule 144 defines an affiliate as a person who directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, DropCar and would include persons such as DropCar’s directors and executive officers and large shareholders. In turn, resales, or the perception by the market that a substantial number of resales could occur, could have the effect of depressing the market price for our common stock.

The concentration of the capital stock ownership with insiders of the combined company after the merger will likely limit the ability of the stockholders of the combined company to influence corporate matters.

Following the merger, the executive officers, directors, five percent or greater stockholders, and their respective affiliated entities of the combined company will in the aggregate beneficially own approximately 36% of the combined company’s outstanding common stock. As a result, these stockholders, acting together, have control over matters that require approval by the combined company’s stockholders, including the election of directors and approval of significant corporate transactions. Corporate actions might be taken even if other stockholders oppose them. This concentration of ownership might also have the effect of delaying or preventing a corporate transaction that other stockholders may view as beneficial.

Certain stockholders could attempt to influence changes within DropCar which could adversely affect DropCar’s operations, financial condition and the value of DropCar’s common stock.

DropCar’s stockholders may from time to time seek to acquire a controlling stake in DropCar, engage in proxy solicitations, advance stockholder proposals or otherwise attempt to effect changes. Campaigns by stockholders to effect changes at publicly-traded companies are sometimes led by investors seeking to increase short-term stockholder value through actions such as financial restructuring, increased debt, special dividends, stock repurchases or sales of assets or the entire company. Responding to proxy contests and other actions by activist stockholders can be costly and time-consuming and could disrupt DropCar’s operations and divert the attention of the DropCar Board of Directors and senior management from the pursuit of the proposed merger transaction. These actions could adversely affect DropCar’s operations, financial condition, DropCar’s ability to consummate the merger and the value of DropCar common stock.

The sale or availability for sale of a substantial number of shares of common stock of the combined company after the merger and after expiration of the lock-up period could adversely affect the market price of such shares after the merger.

Sales of a substantial number of shares of common stock of the combined company in the public market after the merger or after expiration of the lock-up period and other legal restrictions on resale, or the perception that these sales could occur, could adversely affect the market price of such shares and could materially impair the combined company’s ability to raise capital through equity offerings in the future. Immediately following the closing of the merger, the combined company is expected to have outstanding approximately 52 million shares of common stock (prior to giving effect to the proposed reverse stock split). This includes the shares being issued to AYRO stockholders as merger consideration, which may be resold in the public market immediately without restriction, unless such stockholder is subject to a lock-up or other restrictions on resale. All of AYRO’s executive officers and directors and principal stockholders and all of DropCar’s directors who will continue to serve on the board of directors of the combined company are subject to lock-up agreements that restrict their ability to transfer shares of the combined company’s capital stock during the period of one year after the date of the closing of the merger, subject to specified exceptions. Upon completion of the merger, the combined company may permit its officers, directors, employees, and certain stockholders who are subject to the lock-up agreement to sell shares prior to the expiration of the lock-up agreements. After the lock-up agreements expire, approximately 20 million shares of common stock (prior to giving effect to the proposed reverse stock split) held by the combined company’s directors, executive officers and principal stockholders will be subject to volume limitations under Rule 144 under the Securities Act and various vesting agreements. DropCar and AYRO are unable to predict what effect, if any, market sales of securities held by significant stockholders, directors or officers of the combined company or the availability of these securities for future sale will have on the market price of the combined company’s common stock after the merger.

The combined company also expects to assume approximately 7 million shares of common stock subject to outstanding AYRO options (on an as-converted to DropCar common stock basis and prior to giving effect to the proposed reverse stock split). The combined company intends to register all of the shares of common stock issuable upon exercise of outstanding AYRO options, and upon the exercise of any options or other equity incentives the combined company may grant in the future, for public resale under the Securities Act. Accordingly, these shares will be able to be freely sold in the public market upon issuance as permitted by any applicable vesting requirements, subject to the lock-up agreements described above.

Moreover, upon completion of the merger, the holders of approximately 10 million shares of common stock will have rights, subject to some conditions, to require AYRO to file registration statements covering their shares or to include their shares in registration statements that the combined company may file for itself or its stockholders.

If securities analysts do not publish research or reports about the business of the combined company, or if they publish negative evaluations, the price of the combined company’s common stock could decline.

The trading market for the combined company’s common stock will rely in part on the availability of research and reports that third-party industry or financial analysts publish about the combined company. There are many large, publicly traded companies active in the electric vehicle industry, which may mean it will be less likely that the combined company receives widespread analyst coverage. Furthermore, if one or more of the analysts who do cover the combined company (if any) downgrades its stock, its stock price would likely decline. If one or more of these analysts cease coverage of the combined company, the combined company could lose visibility in the market, which in turn could cause its stock price to decline. Additionally, if securities analysts publish negative evaluations of competitors in the electric vehicle industry, the comparative effect could cause the combined company’s stock price to decline.

The combined company may not be able to adequately protect or enforce its intellectual property rights, which could harm its competitive position.

The combined company will primarily rely on patent, copyright, trademark and trade secret laws, as well as nondisclosure agreements and other methods, to protect its proprietary designs, technologies or processes. It is possible that competitors or other unauthorized third parties may obtain, copy, use or disclose proprietary designs, technologies and processes, despite efforts by the combined company to protect its proprietary designs, technologies and processes.

The combined company’s management will be required to devote a substantial time to comply with public company regulations.

As a public company, the combined company will incur significant legal, accounting and other expenses that AYRO did not incur as a private company. The Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act as well as rules implemented by the SEC and Nasdaq, impose various requirements on public companies, including those related to corporate governance practices. The combined company’s management and other personnel will need to devote a substantial amount of time to these requirements. Moreover, these rules and regulations will increase the combined company’s legal and financial compliance costs relative to those of AYRO and will make some activities more time consuming and costly.

The Sarbanes-Oxley Act requires, among other things, that the combined company maintain effective internal control over financial reporting and disclosure controls and procedures. In particular, the combined company must perform system and process evaluation and testing of its internal control over financial reporting to allow management and the combined company’s independent registered public accounting firm to report on the effectiveness of its internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act. The combined company’s compliance with these requirements will require that it incur substantial accounting and related expenses and expend significant management efforts. The combined company will likely need to hire additional accounting and financial staff to satisfy the ongoing requirements of Section 404 of the Sarbanes-Oxley Act. The costs of hiring such staff may be material and there can be no assurance that such staff will be immediately available to the combined company. Moreover, if the combined company is not able to comply with the requirements of Section 404 of the Sarbanes-Oxley Act, or if the combined company or its independent registered public accounting firm identifies deficiencies in its internal control over financial reporting that are deemed to be material weaknesses, investors could lose confidence in the accuracy and completeness of the combined company’s financial reports, the market price of the combined company’s common stock could decline and the combined company could be subject to sanctions or investigations by Nasdaq, the SEC or other regulatory authorities.

The combined company may not be able to timely and effectively implement controls and procedures required by Section 404 of the Sarbanes-Oxley Act of 2002 that will be applicable to the combined company after the merger.

AYRO is not currently subject to Section 404 of the Sarbanes-Oxley Act of 2002. However, following the merger, the combined company will be subject to Section 404 of the Sarbanes-Oxley Act of 2002. The standards required for a public company under Section 404 of the Sarbanes-Oxley Act of 2002 are significantly more stringent than those required of AYRO as a privately held company. Management may not be able to effectively and timely implement controls and procedures that adequately respond to the increased regulatory compliance and reporting requirements that will be applicable to DropCar after the merger. If management is not able to implement the additional requirements of Section 404 of the Sarbanes-Oxley Act of 2002 in a timely manner or with adequate compliance, it may not be able to assess whether its internal control over financial reporting is effective, which may subject the combined company to adverse regulatory consequences and could harm investor confidence and cause the market price of the combined company’s common stock to decline.

Subsequent to the consummation of the merger, the combined company may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on its financial condition, results of operations and stock price, which could cause you to lose some or all of your investment.

Although DropCar and AYRO have conducted due diligence on each other, there can be no assurances that their diligence revealed all material issues that may be present in the other company’s business, that all material issues through a customary amount of due diligence will be uncovered, or that factors outside of DropCar’s and AYRO’s control will not later arise. As a result, the combined company may be forced to later write-down or write-off assets, restructure operations, or incur impairment or other charges that could result in losses. Even if due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with each company’s preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on liquidity, the fact that the combined company reports charges of this nature could contribute to negative market perceptions about DropCar’s or its securities. In addition, charges of this nature may make future financing difficult to obtain on favorable terms or at all.

Anti-takeover provisions under Delaware corporate law may make it difficult for the combined company stockholders to replace or remove the DropCar Board of Directors and could deter or delay third parties from acquiring the combined company, which may be beneficial to the stockholders of the combined company.

The combined company will be subject to the anti-takeover provisions of Delaware law, including Section 203. Under these provisions, which will become effective upon the closing of the merger, if anyone becomes an “interested stockholder,” the combined company may not enter into a “business combination” with that person for three (3) years without special approval, which could discourage a third party from making a takeover offer and could delay or prevent a change of control. For purposes of Section 203 of the DGCL, “interested stockholder” means, generally, someone owning fifteen percent (15%) or more of the combined company’s outstanding voting stock or an affiliate of the combined company that owned fifteen percent (15%) or more of the combined company’s outstanding voting stock during the past three (3) years, subject to certain exceptions as described in Section 203 of the DGCL.

DropCar and AYRO do not anticipate that the combined company will pay any cash dividends in the foreseeable future.

The current expectation is that the combined company will retain its future earnings, if any, to fund the development and growth of the combined company’s business. As a result, capital appreciation, if any, of the common stock of the combined company will be your sole source of gain, if any, for the foreseeable future.

In the event that the combined company fails to satisfy any of the listing requirements of The Nasdaq Capital Market, its common stock may be delisted, which could affect its market price and liquidity.
Following the merger, the combined company’s common stock is expected to be listed on The Nasdaq Capital Market. For continued listing on The Nasdaq Capital Market, the combined company will be required to comply with the continued listing requirements, including the minimum market capitalization standard, the corporate governance requirements and the minimum closing bid price requirement, among other requirements. In the event that the combined company fails to satisfy any of the listing requirements of The Nasdaq Capital Market, its common stock may be delisted. If the combined company is unable to list on The Nasdaq Stock Market, it would likely be more difficult to trade in or obtain accurate quotations as to the market price of the combined company’s common stock. If the combined company’s securities are delisted from trading on The Nasdaq Stock Market, and the combined company is not able to list its securities on another exchange or to have them quoted on Nasdaq, the combined company’s securities could be quoted on the OTC Bulletin Board or on the “pink sheets.” As a result, the combined company could face significant adverse consequences including:

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a limited availability of market quotations for its securities;
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a determination that its common stock is a “penny stock” which will require brokers trading in its common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for its securities;
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a limited amount of news and analyst coverage for the combined company; and
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a decreased ability to issue additional securities (including pursuant to short-form registration statements on Form S-3 or obtain additional financing in the future).

An active trading market for combined company common stock may not develop.

The listing of combined company common stock on The Nasdaq Capital Market does not assure that a meaningful, consistent and liquid trading market exists. Although DropCar common stock is listed on The Nasdaq Capital Market, trading volume in its common stock has been limited and an active trading market for shares DropCar common stock may never develop or be sustained. If an active market for the combined company common stock does not develop, it may be difficult for investors to sell their shares without depressing the market price for the shares or at all.

The combined company may be subject to a right of first refusal in favor of Club Car LLC, which could impede our growth and adversely impact the potential value of the combined company.

The combined company will be subject to a master procurement agreement entered into between Club Car LLC (“Club Car”) and AYRO, dated March 5, 2019. Under the agreement, Club Car has been granted a right of first refusal on offers to acquire 51% or more of AYRO’s assets or equity interests, directly or indirectly, by a third party. Such right is exercisable for a 45-day period following the receipt of an acquisition notice from AYRO to Club Car notifying Club Car of the terms of the proposed acquisition offer and of the availability of its right of first refusal. If exercised, Club Car would have the right acquire AYRO’s assets or equity interests by matching or beating the terms of the competing offer. Such right is valid during the term of the agreement which commences January 1, 2019, and expires on January 1, 2024, subject to annual renewals in the discretion of Club Car.

The ability of Club Car to elect to exercise its first right of refusal may limit or impede our ability to conduct our business on the terms and in the manner we consider most favorable, which may adversely affect our future growth opportunities. The existence of the right of first refusal may also deter potential acquirors from seeking acquiring us. If potential acquirors are deterred from considering an acquisition of us, we may receive less than fair market value acquisition offers or may not receive acquisition offers at all, which might have a substantial negative effect on the value of your investment in us and may impact the long-term value, growth and potential of the combined company.

Risks Related to the Business of AYRO

AYRO has a history of losses and has never been profitable. AYRO expects to incur additional losses in the future and may never be profitable.

AYRO has never been profitable or generated positive cash flow from its operations. AYRO has incurred a net loss in each year since its inception in 2016 and have generated limited revenues since inception, principally as a result of AYRO’s investments in building the infrastructure in support of its manufacturing and business operations and plans for growth. AYRO experienced net losses of approximately $4.2 million in 2018 and $1.1 million in 2017. As of September 30, 2019, AYRO had an accumulated deficit of approximately $10.5 million. AYRO may incur significant additional losses as it continues to focus its resources on scaling up AYRO’s operations for growth and incur significant future expenditures for research and development, sales and marketing, and general and administrative expenses, capital expenses and working capital fluctuations.

AYRO’s ability to generate revenue and achieve profitability depends mainly upon its ability, alone or with others, to successfully market its product that meets the market demand and compliant with the rules, regulations and laws of the federal, state, local and international governmental bodies. AYRO may be unable to achieve any or all of these goals with regard to its products. AYRO’s future vehicle roadmap requires significant investment prior to commercial introduction, but these vehicles may never be successfully designed, engineered, manufactured or sold successfully. Moreover, scaling up of AYRO’s operations, launching additional products and expanding its sales territories will require significant additional investment. AYRO will continue to incur losses until such time that the its vehicle sales volume supports AYRO’s underlying overhead costs. As a result, AYRO may never be profitable or achieve significant and/or sustained revenues. Even if AYRO is successful in generating revenue and increasing its customer base, AYRO may not become profitable in the future or may be unable to maintain any profitability achieved if AYRO fails to increase its revenue and manage its operating expenses or if AYRO incurs unanticipated liabilities.

The market for AYRO’s products is developing and may not develop as expected.

The market for AYRO’s electric vehicles is developing and may not develop as expected by AYRO. The market for alternative fuel vehicles is relatively new, rapidly evolving, characterized by rapidly changing technologies, price competition, additional competitors, evolving multi-level government regulations and industry standards, frequent new vehicle announcements and changing consumer demands and behaviors. The electric vehicle market is in its early stage where many standards and best practices have not been established or is constantly evolving, and it can take many years for the market to fully mature.

AYRO believes its future success will depend in large part on AYRO’s ability to quickly and efficiently adapt to both the market demand for products and feature set as well as adapt to newly-created statutory laws at the federal, state, local and international levels. Due to the nature of the electronic vehicle market still in development, it is difficult to predict the demands for AYRO’s electric vehicles and ancillary services and products, as well as the size and growth rate for this market, the entry of competitive products, or the success of existing competitive products. If a meaningful market for AYRO’s vehicles does not develop, AYRO will not be successful.

AYRO’s limited operating history makes evaluating its business and future prospects difficult and may increase the risk of any investment in its securities.

AYRO’s limited operating history makes evaluating AYRO’s business and future prospects difficult and may increase the risk of your investment. AYRO’s quarterly and annual operating results have fluctuated in the past and may fluctuate significantly in the future, which makes it difficult to predict AYRO’s future operating results. For example, in 2017, AYRO received $4,065,000 in revenue from a one-time sale of automotive parts from AYRO’s China-based supplier to one of its customers in New Jersey. AYRO’s recurring revenue from revenue-sharing arrangements is seasonal as the majority derives from beach-front resorts. In case of hurricanes or tropical storms this revenue stream is at risk. Any substantial adjustment to overhead expenses to account for lower levels of sales is difficult and takes time, thus AYRO may not be able to reduce its costs sufficiently to compensate for a shortfall in net sales, and even a small shortfall in net sales could disproportionately and adversely affect AYRO’s operating margin and operating results for a given period.

AYRO’s operating results may also fluctuate due to a variety of other factors, many of which are outside its control, including the changing and volatile local, national, and international economic environments. Besides the other risks in this “Risk Factors” section, factors that may affect AYRO’s operations include:

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fluctuations in demand for AYRO’s products;
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the inherent complexity, length, and associated unpredictability of product development windows and product lifecycles;
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changes in customers’ budgets for technology purchases and delays in their purchasing cycles;
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changing market conditions;
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any significant changes in the competitive dynamics of AYRO’s markets, including new entrants, or further consolidation;
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AYRO’s ability to continue to broaden AYRO’s customer and dealer base beyond AYRO’s traditional customers and dealers;
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AYRO’s ability to broaden AYRO’s geographical markets
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the timing of product releases or upgrades by AYRO or AYRO’s competitors; and
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AYRO’s ability to develop, introduce, and ship in a timely manner new products and product enhancements and anticipate future market demands that meet customers’ requirements.

Each of these factors individually, or the cumulative effect of two or more of these factors, could result in large fluctuations in AYRO’s quarterly and annual operating results. As a result, comparing AYRO’s operating results on a period-to-period basis may not be meaningful, and AYRO’s operating results for any given period may be fall below expectations or AYRO’s guidance. You should not rely on AYRO’s past results as an indication of future performance.

If AYRO is unable to effectively implement or manage AYRO’s growth strategy, AYRO’s operating results and financial condition could be materially and adversely affected.

AYRO’s ability to generate revenue and grow its revenue will depend, in part, on its ability to execute on its business plan, expand its business model and develop new products in a timely manner. As part of its growth strategy, AYRO may modify AYRO’s distribution channels and engage in strategic transactions with third parties to access additional sales and distribution channels and accelerate product adoption for particular vertical markets, open new manufacturing, research or engineering facilities or expand AYRO’s existing facilities. Additionally, AYRO plans to add additional product lines and expand AYRO’s businesses into new geographical markets. There is a range of risks inherent in such a strategy that could adversely affect AYRO’s ability to successfully achieve these objectives, including, but not limited to, the following:

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the potential failure to successfully operate its dealer-distribution channels;
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an inability to attract and retain the customers, employees, suppliers and/or marketing partners;
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the uncertainty that AYRO may not be able to generate, anticipate or meet consumer demand;

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the potential disruption of AYRO’s business;
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the increased scope and complexity of AYRO’s operations could require significant attention from management and impose constraints on AYRO’s operations or other projects;
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inconsistencies between AYRO’s standards, procedures and policies and those of new points of sale or dealerships and costs or inefficiencies associated with the integration of AYRO’s operational and administrative systems if necessary;
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unforeseen expenses, delays or conditions, including the potential for increased regulatory compliance or other third-party approvals or consents, or provisions in contracts with third parties that could limit AYRO’s flexibility to take certain actions;
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the costs of compliance with local laws and regulations and the implementation of compliance processes, as well as the assumption of unexpected labilities, litigation, penalties or other enforcement actions;
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the uncertainty that new product lines or ancillary services will generate anticipated sales;
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the uncertainty that the expanded operations will achieve anticipated operating results;
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the difficulty of managing the operations of a larger company; and
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the difficulty of competing for growth opportunities with companies having greater financial resources than AYRO has.

Any one of these factors could impair AYRO’s growth strategy, result in delays, increased costs or decreases in the amount of expected revenues derived from AYRO’s growth strategy and could adversely impact AYRO’s prospects, business, financial condition or results of operations.

A significant portion of AYRO’s revenues are derived from a single customer. If AYRO were to lose this customer, AYRO’s sales could decrease significantly.

In March of 2019, AYRO entered into a five-year Master Procurement Agreement (the “MPA”) with Club Car, which grants Club Car the exclusive right to sell the AYRO 411 Fleet in North America, provided that Club Car orders at least 500 AYRO vehicles per year. For the nine months ended Sptember 30, 2019, revenues from Club Car constituted approximately 75% of AYRO’s revenue target. For the year 2020, revenue projected to be generated from Club Car pursuant to the MPA is expected to be a majority of AYRO’s revenue. AYRO is therefore highly dependent on a single customer to generate a material percentage of AYRO’s annual revenues, and the lack of adoption, failure to achieve reasonable “sell through” rates by the customer’s dealers, unfavorable dealer/customer experience or discontinuation or modification of terms may materially and adversely affect AYRO’s sales and results of operations. Any loss of, or a significant reduction in purchases by, Club Car which constitutes a significant portion of AYRO’s sales could have an adverse effect on AYRO’s financial condition and operating results.

AYRO’s future growth depends on the customers’ willingness to adopt electric vehicles.

If there is insufficient market demand for AYRO’s electric vehicles than AYRO expects in the target markets, which include universities, food delivery services, last mile delivery service, municipalities and on-road and personal transportation, AYRO’s business, prospects, financial condition and operating results will be negatively impacted. Potential customers may be reluctant to adopt electric vehicles as an alternative to traditional internal combustion engine vehicles or other electric vehicles due to various factors, which include but are not limited to:

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perceptions or negative publicity about electric vehicle quality, dependability, safety, stability of lithium-ion battery packs, utility, performance and cost regarding AYRO’s vehicles or electric vehicles sold by other manufacturers, especially if accidents or certain events create a negative perception across the general public;
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the limited range of the vehicle on a single battery charge cycle;
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the impact of driving habits and terrain on the battery life, especially the differences from internal combustion engines;
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the deterioration rate of the battery packs that are impacted by many external factors including but not limited to overall life, environmental conditions, dormant time, and number of lifetime charge cycles and these factors’ impacts on the batteries’ ability to maintain an adequate charge;

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local, regional, national and international investment in charging infrastructure, standardization of electric vehicle charging systems and cost of charging that may impact adaptability for the overall electric vehicle market;
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the access to knowledgeable service locations to support AYRO’s electric vehicles;
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the price of alternative fuel sources, such as gasoline as an alternative to the cost of charging electricity;
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the availability of governmental incentive and tax deductions and credits offered to consumers for purchasing and using electric vehicles.

Any of the above factors may hinder widespread adoption of electric vehicles and influence prospective customers and dealers to decide not to purchase AYRO’s electric vehicles. Such issues would have an adverse material effect on AYRO’s financial statements of operations, financial conditions, ability to develop strategic partnerships and the ability to raise additional funding.

AYRO may experience lower-than-anticipated market acceptance of its current models and the vehicles in development.

AYRO’s projected growth depends upon the end-consumers’ mass adoption of its purpose-built electric vehicles. Although AYRO has conducted some market research regarding AYRO’s electric vehicles it current sells or is developing, many factors both within and outside AYRO’s control, affect the success of its vehicles in the marketplace. At this time, it is difficult to measure consumers’ willingness to adopt purpose-built electric vehicles, particularly two-passenger electric vehicles. Offering fuel-efficient vehicles that consumers want and value can mitigate the risks of increasing price competition and declining demand, but vehicles that are perceived to be less desirable (whether in terms of price, quality, styling, safety, overall value, or other attributes) can exacerbate these risks. For example, if a new vehicle were to experience quality issues at the time of launch, the vehicle’s perceived quality could be affected even after the issues had been corrected, resulting in lower than anticipated sales volumes, market share, and profitability. Moreover, if a new vehicle is not accepted by consumers based on size, styling, or other attributes, AYRO would experience lower than anticipated sales volumes, market share, and profitability. If AYRO’s vehicles and are not adopted or there is a reduction in demand for AYRO’s products caused by a lack of customer acceptance, a slowdown in demand for electronic transportation solutions, battery safety concerns, technological challenges, battery life issues, competing technologies and products, decreases in discretionary spending, weakening economic conditions, or otherwise, it could result in reduced customer orders, early order cancellations, the loss of customers, or decreased sales, any of which would adversely affect AYRO’s business, operating results, and financial condition.

If AYRO is unable to manage its growth and expand its operations successfully, AYRO’s business and operating results will be harmed and AYRO’s reputation may be damaged.

AYRO has been expanding its operations significantly since inception and anticipate that further significant expansion will be required to achieve AYRO’s business objectives. The growth and expansion of AYRO’s business and product offerings places a continuous and significant strain on AYRO’s management, operational and financial resources. Any such future growth would also add complexity to and require effective coordination throughout AYRO’s organization. AYRO’s future operating results depend to a large extent on its ability to manage this expansion and growth successfully. Risks that AYRO faces in undertaking this expansion include:

●  establishing sufficient sales, service and service facilities in a timely manner;
●  forecasting production and revenue;
●  training new personnel;
●  controlling expenses and investments in anticipation of expanded operations;
●  establishing or expanding design, manufacturing, sales and service facilities;
●  implementing and enhancing administrative infrastructure, systems and processes;
●  addressing new markets; and
●  expanding operations and finding and hiring a significant number of additional personnel, including manufacturing personnel, design personnel, engineers and service technicians.

In this regard, AYRO will be required to continue to improve its operational, financial and management controls and its reporting procedures, and AYRO may not be able to successfully implement improvements to these systems and processes in a timely or efficient manner, which could result in additional operating inefficiencies and could cause AYRO’s costs to increase more than planned. If AYRO does increase its operating expenses in anticipation of the growth of its business and this growth does not meet AYRO’s expectations, AYRO’s operating results and gross margin will be negatively impacted. If AYRO is unable to manage future expansion, its ability to provide high quality products could be harmed, damage AYRO’s reputation and brand and may have a material adverse effect on AYRO’s business, operating results and financial condition.

Developments in alternative technologies or improvements in the internal combustion engine may have a materially adverse effect on the demand for AYRO’s electric vehicles.

Significant developments related to ethanol or compressed natural gas, or improvements in the fuel economy of the internal combustion engine or hybrids, may materially and adversely affect AYRO’s business and prospects in ways AYRO does not currently anticipate. For example, types of fuel that are abundant and relatively inexpensive in North America, such as compressed natural gas, may emerge as consumers’ preferred alternative to petroleum-based propulsion.  If alternative energy engines or low gasoline prices make existing four-wheeled vehicles with greater passenger and cargo capacities less expensive to operate, AYRO may not be able to compete with manufacturers of such vehicles. Furthermore, given the rapidly changing nature of the electric vehicle market, there can be no assurance that AYRO’s vehicles and technology will not be rendered obsolete by alternative or competing technologies. Any material change in the existing technologies may cause delays in AYRO’s development and introduction of new or upgraded vehicles, which could result in the loss of competitiveness of AYRO’s vehicles, decreased revenue and a loss of market share to competitors.

The markets in which AYRO operates are highly competitive, and AYRO may not be successful in competing in these industries. AYRO currently faces competition from new and established domestic and international competitors and expect to face competition from others in the future, including competition from companies with new technology.

AYRO faces significant competition, and there is no assurance that AYRO’s vehicles will be successful in the respective markets in which they compete. The worldwide vehicle market, particularly for alternative fuel vehicles, is highly competitive today and AYRO expects it will become even more so in the future. Established automobile manufacturers such as General Motors, Ford, Nissan and Toyota, as well as other newer companies such as Arcimoto and Electrameccanica, have entered or are reported to have plans to enter the alternative fuel vehicle market, including hybrid, plug-in hybrid and fully electric vehicles. In some cases, such competitors have announced an intention to produce electric vehicles exclusively now or at some point in the future. Many of AYRO’s existing or potential competitors have substantially greater financial, technical and human resources than AYRO, and significantly greater experience in manufacturing, designing and selling electric vehicles, as well as in clearing regulatory requirements of those vehicles in the United States and in foreign countries. Many of AYRO’s current and potential future competitors also have significantly more experience designing, building and selling electric vehicles at commercial, or fleet, scale. Large automobile or equipment manufacturers with greater purchasing power allow them to acquire raw materials at a much lower cost. Additionally, the large traditional manufacturer has more readily access to efficient design, testing and service facilities. AYRO does not have the company history, facilities or capital to properly compete with large traditional manufacturers should they decide to enter AYRO’s market. Mergers and acquisitions in the electric vehicle market could result in even more resources being concentrated among a smaller number of AYRO’s competitors. Increased competition could result in lower vehicle unit sales, price reductions, revenue shortfalls, loss of customers and loss of market share, which could harm AYRO’s business, prospects, financial condition and operating results. Additionally, industry overcapacity has resulted in many manufacturers offering marketing incentives on vehicles in an attempt to maintain and grow market share; these incentives historically have included a combination of subsidized financing or leasing programs, price rebates, and other incentives. As a result, AYRO is not necessarily able to set its prices to offset higher costs. Continuation of or increased excess capacity could have a substantial adverse effect on AYRO’s financial condition and results of operations.

New entrants seeking to gain market share by introducing new technology, attractive feature sets, new products and development of longer-life power packs may make it more difficult for AYRO to sell AYRO’s vehicles and earn design wins which could create increased pricing pressure, reduced profit margins, increased sales and marketing expenses, or the loss of market share or expected market share, any of which may significantly harm AYRO’s business, operating results and financial condition.

AYRO’s future success depends on AYRO’s ability to identify additional market opportunities and develop and successfully introduce new and enhanced products that address such markets and meet the needs of customers in such markets.

AYRO may not be able to successfully develop new electric vehicles or address new market segments or develop a broader customer base. AYRO currently sells one three-wheeled two-passenger vehicle and one four-wheeled truck, from which all of its revenues and derived. AYRO’s future success will be dependent on AYRO’s ability to address additional markets and anticipate AYRO’s existing and prospective customers’ needs and develop new vehicle models that meet those needs. In particular, AYRO is currently developing a new series of automotive-grade autocycles, engineered and optimized to meet targeted use cases such as last mile and urban delivery and is also working on Club Car’s next generation, electric light duty trucks and developing a new purpose-built vehicle with Club Car. AYRO will have to incorporate the latest technological improvements and enhancements into its future vehicles to be able to compete in the rapidly evolving electric vehicle industry and the target markets. There can be no assurance that AYRO will be able to design future models of vehicles, or develop future services, that will meet the expectations of AYRO’s customers or address market demands, or that AYRO’s future models will achieve market acceptance or become commercially viable.

In order to introduce new products and product enhancements, AYRO will have to coordinate with AYRO’s suppliers and other third parties to design a new model or an enhanced version of an existing model that offer features desired by AYRO’s customers and the level of performance and functionality or cost-effectiveness superior to the vehicles offered by AYRO’s competitors. If AYRO fails to coordinate these efforts and achieve market introduction and acceptance of new or upgraded vehicles models that address the needs of AYRO’s customers in a timely manner, AYRO’s operating results will be materially and adversely affected, and AYRO’s business and prospects will be harmed.

Furthermore, AYRO will need to address additional markets and expand its customer demographic to further grow its business. AYRO’s failure to address additional market opportunities could materially harm its business, financial condition, operating results and prospects.

If AYRO fails to include key feature sets relative to the target markets for AYRO’s electric vehicles, AYRO’s business will be harmed.

Achieving design wins to support the needs of AYRO’s target markets is an important success factor for AYRO’s business. In order to achieve design wins, AYRO must:

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anticipate the features and functionality that OEMs, customers and consumers will demand;
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successfully incorporate those features and functionalities into products that meet the exacting design requirements of AYRO’s customers; and
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price AYRO’s products competitively.

Failure to maintain AYRO’s expertise and inability to deliver custom, specific design systems could harm AYRO’s business.

Unanticipated changes in industry standards could render AYRO’s vehicles incompatible with such standards and adversely affect AYRO’s business.

The emergence of new industry standards and technical requirements could render AYRO’s vehicles incompatible with vehicles developed by competitors or make it difficult for AYRO’s products to meet the requirements of AYRO’s end-customers. Moreover, the introduction of new industry standards, or changes to existing industry standards, could cause AYRO to incur substantial development costs to adapt to these new or changed standards, particularly if AYRO were to achieve, or be perceived as likely to achieve, greater penetration in the marketplace. If AYRO’s vehicles are not in compliance with prevailing industry standards and technical requirements for a significant period of time, AYRO could miss opportunities to achieve crucial design wins, AYRO’s revenue may decline and AYRO may incur significant expenses to redesign its vehicles to meet the relevant standards, which could adversely affect AYRO’s business, results of operations and prospects.

AYRO relies on and intends to continue to rely on a single third-party supplier and manufacturer located in the Peoples Republic of China for the sub-assemblies in semi-knocked-down for all of its vehicles. Any disruption in the operations of this third-party supplier could adversely affect AYRO’s business and results of operations.

As part of AYRO’s strategy to minimize its capital expenditures on manufacturing infrastructure, AYRO currently relies on Cenntro Automotive Group, located in the Peoples Republic of China (“Cenntro”), for the sub-assemblies for both the AYRO 311 and AYRO 411 vehicles. Cenntro also owns the design of the AYRO 411 model and has granted AYRO an exclusive license to purchase the 411 vehicles for sale in North America. AYRO’s dependence on a single supplier and manufacturer, and the challenges AYRO may face in obtaining adequate supplies and vehicle kits required to assemble its vehicles, involve several risks, including limited control over pricing, availability, quality and delivery schedules.

AYRO cannot be certain that Cenntro will continue to provide AYRO with the quantities of the sub-assembles that AYRO requires or satisfy AYRO’s anticipated specifications and quality requirements. If Cenntro experiences unanticipated delays, disruptions or shut downs or is unable to ship required raw materials, sub-assemblies, replacement or warranty parts for any reason, within or outside of Cenntro’s control, AYRO’s manufacturing operations and customer deliveries would be seriously impacted. Although AYRO believes AYRO could locate alternative suppliers to fulfill AYRO’s needs, AYRO may be unable to find a sufficient alternative supply channel in a reasonable time or on commercially reasonable terms or develop its own replacements, especially when AYRO relies on the license granted by Cenntro who owns the design of the AYRO 411 model. For example, in December 2019, a strain of coronavirus was reported to have surfaced in Wuhan, China, resulting in government-imposed quarantines and other public health safety measures. At this point, the extent to which the coronavirus may impact AYRO’s operations is uncertain; however, the outbreak and spreading of the coronavirus could cause delays or disruptions in AYRO’s supply chain and delivery of raw materials from Cenntro or AYRO’s other suppliers located in China, which would be disruptive to the manufacturing of the vehicles and adversely impact AYRO’s business. In addition, the spreading of the virus may make it more difficult for AYRO in finding alternative manufactures or suppliers due to the high concentration of such manufacturers or suppliers located in China. Any performance failure on the part of Cenntro or any other AYRO’s significant suppliers could interrupt production of AYRO’s vehicles, which would have a material adverse effect on AYRO’s business, financial condition and operating results.

Unforeseen or recurring operational problems at AYRO’s facility, or a catastrophic loss of AYRO’s manufacturing facility, may cause significant lost or delayed production and adversely affect AYRO’s results of operations.

AYRO imports sub-assemblies from Cenntro and performs final assembly, testing and safety qualifications in its facility in Round Rock, Texas in an assembly line process. AYRO’s manufacturing process could be affected by operational problems that could impair AYRO’s production capability and the timeframes within which AYRO expects to produce AYRO’s vehicles. Disruptions or shut downs at AYRO’s assembly facility could be caused by:

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maintenance outages to conduct maintenance activities that cannot be performed safely during operations;
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prolonged power failures or reductions;
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breakdown, failure or substandard performance of any of AYRO’s machines or other equipment;
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noncompliance with, and liabilities related to, environmental requirements or permits;

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disruptions in the transportation infrastructure, including railroad tracks, bridges, tunnels or roads;
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fires, floods, snow or ice storms, earthquakes, tornadoes, hurricanes, microbursts or other catastrophic disasters, national emergencies, political unrest, war or terrorist activities; or
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other operational problems.

If AYRO’s manufacturing facility is compromised or shut down, it may experience prolonged startup periods, regardless of the reason for the compromise or shutdown. Those startup periods could range from several days to several weeks or longer, depending on the reason for the compromise or shutdown and other factors. Any disruption in operations at AYRO’s facility could cause a significant loss of production, delays in AYRO’s ability to produce AYRO’s vehicles and adversely affect AYRO’s results of operations and negatively impact AYRO’s customers. Further, a catastrophic event could result in the loss of the use of all or a portion of AYRO’s manufacturing facility. Although AYRO carries property insurance, its coverage may not be adequate to compensate AYRO for all losses that may occur. Any of these events individually or in the aggregate could have a material adverse effect on AYRO’s business, financial condition and operating results.

AYRO may become subject to product liability claims, which could harm AYRO’s financial condition and liquidity if AYRO is not able to successfully defend or insure against such claims.

AYRO may become subject to product liability claims, which could harm its business, prospects, operating results and financial condition. The automobile industry experiences significant product liability claims, and AYRO faces inherent risk of exposure to claims in the event its vehicles do not perform as expected or malfunction resulting in personal injury or death. AYRO’s risks in this area are particularly pronounced given that Aryo’s vehicles have a limited commercial history. A successful product liability claim against AYRO that exceeds its product liability insurance limits could require AYRO to pay a substantial monetary award. Moreover, a product liability claim could generate substantial negative publicity about AYRO’s vehicles and business and inhibit or prevent commercialization of other future vehicles which would have material adverse effect on AYRO’s brand, business, prospects and operating results. AYRO maintains product liability insurance for all AYRO’s vehicles with annual limits of $10 million on a claims-made basis, but any such insurance might not be sufficient to cover all potential product liability claims. Any lawsuit seeking significant monetary damages either in excess of AYRO’s coverage, or outside of AYRO’s coverage, may have a material adverse effect on AYRO’s reputation, business and financial condition. AYRO may not be able to secure additional product liability insurance coverage on commercially acceptable terms or at reasonable costs when needed, particularly if AYRO does face liability for AYRO’s vehicles and are forced to make a claim under AYRO’s policy.

If AYRO’s vehicles fail to perform as expected due to defects, AYRO’s ability to develop, market and sell AYRO’s electric vehicles could be seriously harmed.

AYRO’s vehicles may contain defects in design and manufacturing that may cause them not to perform as expected or that may require repair. The discovery of defects in AYRO’s vehicles will result in delays in new model launches, recall campaigns, reputational damage, or increased warranty costs may negatively affect AYRO’s business. Moreover, if one of AYRO’s vehicles is a cause, or perceived to be the cause, of injury or death to an operator, passenger or bystander, AYRO would likely be subject to a claim. If AYRO were found responsible it could cause AYRO to incur substantial liability which could interrupt or even cause AYRO to terminate some or all of its operations.

Meeting or exceeding many government-mandated safety standards is costly and often technologically challenging. Government safety standards also require manufacturers to remedy defects related to vehicle safety through safety recall campaigns, and a manufacturer is obligated to recall vehicles if it determines that the vehicles do not comply with a safety standard. The costs of recall campaigns or warranty costs to remedy such defects in vehicles that have been sold could be substantial. Further, adverse publicity surrounding actual or alleged safety-related or other defects could damage AYRO’s reputation and confidence in AYRO’s vehicles, which would adversely affect sales of AYRO’s vehicles.

AYRO depends on key personnel to operate its business, and the loss of one or more members of its management team, or its failure to attract, integrate and retain other highly qualified personnel in the future, could harm its business.

AYRO believes its future success will depend in large part upon its ability to attract and retain highly skilled managerial, technical, finance and sales and marketing personnel. AYRO has only one line of business and is highly dependent upon the continued service of its key executive officers and other employees. The loss of and failure to replace key management and personnel could have a serious adverse effect on sales bookings, strategic relationships, manufacturing operations, order fulfillment and customer service, and may adversely impact the achievement of AYRO’s objectives. Despite AYRO’s efforts to retain valuable employees, members of its management may terminate their employment with AYRO at any time. Although AYRO has written employment agreements with its executive officers, these employment agreements do not bind these executives for any specific term and allow executive officers to leave at any time, for any reason, with or without cause. AYRO does not maintain any “key-man” insurance policies on any of the key employees nor does AYRO intend to obtain such insurance.

Recruiting and retaining qualified employees, consultants, and advisors for AYRO’s business, including sales or technical personnel, is crucial to continue to execute AYRO’s growth strategy. Because the pool of qualified personnel with engineering or manufacturing experience and/or experience working in the electric vehicle market is limited overall, recruitment and retention of senior management and skilled technical, sales and other personnel is very competitive. Many of the companies with which AYRO competes for experienced personnel have greater resources than AYRO has. AYRO is also at a disadvantage in recruiting and retaining key personnel as its small size and limited resources may be viewed as providing a less stable environment, with fewer opportunities than would be the case at one of AYRO’s larger competitors. As a result, AYRO may not be successful in either attracting or retaining such personnel and/or on acceptable terms given the competition and may be required to increase the level of compensation paid to existing and new employees, which could materially increase AYRO’s operating expenses.  In addition, failure to succeed in expansion of AYRO’s operations may make it more challenging to recruit and retain qualified personnel.

AYRO’s management has minimal experience in mass-producing electric vehicles.

AYRO’s management has never mass-produced electric vehicles, which generally involves manufacturing process challenges, such as manufacturing to meet the volumes forecast and efficiently and effectively managing supply chain sources for materials. If the materials suppliers are not managed properly to support vehicle demand, AYRO’s results of operations and working capital can be adversely affected. If AYRO is unable to implement its business plans in the timeframe estimated by management and successfully transition into a mass-producing electric vehicle manufacturing business, AYRO will not be able to scale up its operations to generate greater profit. As a result, AYRO’s business, prospects, operating results and financial condition will be negatively impacted and AYRO’s ability to grow its business will be harmed.

Furthermore, as the scale of AYRO’s vehicle production increases, AYRO will need to accurately forecast, purchase, warehouse and transport to its manufacturing facilities components at much higher volumes than AYRO has experience with. If AYRO is unable to accurately match the timing and quantities of component purchases to AYRO’s actual production plans or capabilities, or successfully implement automation, inventory management and other systems to accommodate the increased complexity in AYRO’s supply chain, AYRO may have to incur unexpected storage, transportation and write-off costs, which could have a material adverse effect on AYRO’s financial condition and operating results.

AYRO currently has limited electric vehicles marketing and sales experience. If AYRO is unable to establish sales and marketing capabilities or enter into dealer agreements to market and sell its vehicles, AYRO may be unable to generate any revenue.

AYRO has limited experience selling and marketing its vehicles, and AYRO currently has minimal marketing or sales organization. To successfully expand its operations, AYRO will need to invest in and develop these capabilities, either on its own or with others, which would be expensive, difficult and time consuming. Any failure or delay in the timely development of AYRO’s internal sales and marketing capabilities could adversely impact the potential for success of its products.

Further, given its lack of prior experience in marketing and selling electric vehicles, AYRO relies on third-party dealers to market its vehicles. If these dealers do not commit sufficient resources to market AYRO’s vehicles and AYRO is unable to develop the necessary marketing and sales capabilities on its own, including direct sales channel with its end-customers, AYRO will be unable to generate sufficient revenue from the sale of its vehicles to sustain or grow its business. AYRO may be competing with companies that currently have extensive and well-funded marketing and sales operations, in particular in the markets AYRO is targeting. Without appropriate capabilities, whether directly or through third party dealerships, AYRO may be unable to compete successfully against these more established companies.

Failure to maintain the strength and value of AYRO’s brand could have a material adverse effect on AYRO’s business, financial condition and results of operations.

AYRO’s success depends, in part, on the value and strength of AYRO’s brand. Maintaining, enhancing, promoting and positioning AYRO’s brand, particularly in new markets where AYRO has limited brand recognition, will depend largely on the success of AYRO’s marketing and merchandising efforts and AYRO’s ability to provide high-quality services, warranty plans, products and resources and a consistent, high-quality customer experience. AYRO’s brand could be adversely affected if AYRO fails to achieve these objectives, if AYRO fails to comply with laws and regulations, if AYRO is subject to publicized litigation or if AYRO’s public image or reputation were to be tarnished by negative publicity. Some of these risks may be beyond AYRO’s ability to control, such as the effects of negative publicity regarding AYRO’s suppliers or third party providers of services or other electric transportation companies or their products or negative publicity related to members of management. Any of these events could hurt AYRO’s image, resulting in reduced demand for AYRO’s products and a decrease in sales. Further, maintaining, enhancing, promoting and positioning AYRO’s brands’ images may require AYRO to make substantial investments in marketing and employee training, which could adversely affect AYRO’s cash flow and which may ultimately be unsuccessful. These factors could have a material adverse effect on AYRO’s business, financial condition and results of operations.

The range of AYRO’s electric vehicles on a single charge declines over time which may negatively influence potential customers’ decisions whether to purchase AYRO’s vehicles.

The range of AYRO’s electric vehicles on a single charge declines principally as a function of usage, time and charging patterns. For example, a customer’s use of their vehicle as well as the frequency with which they charge the battery of their vehicle can result in additional deterioration of the battery’s ability to hold a charge. Additionally, over time a battery’s ability to hold its initial charge will degrade as well. While expected in electric vehicle applications, such battery deterioration and the related decrease in range may negatively influence potential customer decisions whether to purchase AYRO’s vehicles, which may harm AYRO’s ability to market and sell AYRO’s vehicles.

AYRO offers a product warranty to cover defective products at no cost to the customer. An unexpected change in failure rates of AYRO’s products could have a material adverse impact on AYRO’s business, financial condition and operating results.

AYRO offers product warranties that generally extend for two years from date of sale that require AYRO to repair or replace defective products returned by the customer during the warranty period at no cost to the customer. While defects in the individual parts for AYRO’s vehicles are currently reimbursed by AYRO’s supply chain, warranty labor is AYRO’s responsibility. AYRO records an estimate for anticipated warranty-related costs at the time of sale based on historical and estimated future product return rates and expected repair or replacement costs. For the nine months ended September 30, 2019 and the December year ended December 31, 2018, and 2017, AYRO estimated $25,509 and $16,918 of reserves for such warranty-related costs, respectively, and recorded $1,280 and $2,024 of warranty-incurred costs, respectively. The anticipated warranty-related cost for the year 2020 is estimated to be approximately $136,000. While such costs and failure rates have historically been within management’s expectations and the provisions established and AYRO receives warranty coverage from AYRO’s vendors, unexpected changes in failure rates could have a material adverse impact on AYRO’s business requiring additional warranty reserves. These failures could adversely impact AYRO’s operating results.

Increases in costs, disruption of supply or shortage of raw materials, in particular lithium-ion cells, could harm AYRO’s business.

AYRO may experience increases in the cost or a sustained interruption in the supply or shortage of raw materials. Any such increase or supply interruption could materially negatively impact AYRO’s business, prospects, financial condition and operating results. AYRO uses various raw materials in its business including aluminum, steel, carbon fiber, non-ferrous metals such as copper and cobalt. The prices for these raw materials fluctuate depending on market conditions and global demand for these materials and could adversely affect AYRO’s business and operating results. For instance, AYRO is exposed to multiple risks relating to price fluctuations for lithium-ion cells. These risks include:

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the inability or unwillingness of current battery manufacturers to build or operate battery cell manufacturing plants to supply the numbers of lithium-ion cells required to support the growth of the electric or plug-in hybrid vehicle industry as demand for such cells increases;
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disruption in the supply of cells due to quality issues or recalls by the battery cell manufacturers; and
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an increase in the cost of raw materials, such as cobalt, used in lithium-ion cells.

AYRO’s business depends on the continued supply of battery cells for AYRO’s vehicles. Any disruption in the supply of battery cells from AYRO’s suppliers or industry shortage or price escalations could temporarily disrupt the planned production of AYRO’s vehicles until such time as a different supplier is fully qualified. Moreover, battery cell manufacturers may choose to refuse to supply electric vehicle manufacturers to the extent they determine that the vehicles are not sufficiently safe. Furthermore, current fluctuations or shortages in petroleum, shipping seasonality and government-imposed tariffs and other economic conditions may cause AYRO to experience significant increases in freight charges and raw material costs. Substantial increases in the prices for AYRO’s raw materials would increase AYRO’s operating costs and could reduce AYRO’s margins if AYRO cannot recoup the increased costs through increased electric vehicle prices. AYRO might not be able to recoup increasing costs of raw materials by increasing vehicle prices which could materially adversely affect its business, prospects and operating results.

AYRO’s business may be adversely affected by labor and union activities.

Although none of AYRO’s employees are currently represented by a labor union, it is common throughout the automobile industry generally for many employees at automobile companies to belong to a union, which can result in higher employee costs and increased risk of work stoppages. AYRO relies on other companies in the supply chain with work forces that may or may not be unionized and are thus subject to work stoppages or strikes organized by such unions could have a material adverse impact on AYRO’s business, financial condition or operating results. If a work stoppage occurs within AYRO’s business, or within that of AYRO’s key suppliers, it could delay the manufacturing, sale and shipment of AYRO’s electric vehicles and have a material adverse effect on AYRO’s business, prospects, operating results or financial condition.

AYRO relies on its dealers for the service of its vehicles and has limited experience servicing AYRO’s vehicles. If AYRO is unable to address the service requirements of AYRO’s future customers, AYRO’s business will be materially and adversely affected.

Currently, AYRO’s vehicles are serviced by the selling dealer. If the dealer is unable to successfully address the service requirements of AYRO’s customers, customer confidence in both the vehicles and AYRO’s brand will erode and AYRO’s prospects, operating results will be materially and adversely affected. In addition, AYRO anticipates the level and quality of the service the dealers will provide AYRO’s customers will have a direct impact on the success of AYRO’s future vehicles. If AYRO’s dealers are unable to satisfactorily service AYRO’s customers, AYRO’s ability to generate customer loyalty, grow AYRO’s business and sell additional vehicles could be significantly impaired.

AYRO’s dealers have very limited experience servicing AYRO’s vehicles. Servicing electric vehicles is different than servicing vehicles with internal combustion engines and requires specialized skills, including high voltage training and servicing techniques.

If AYRO fails to deliver vehicles and accessories to market as scheduled, AYRO’s business will be harmed.

A significant amount of AYRO’s revenue is seasonal. By missing product delivery schedules, AYRO may miss that year’s opportunity to bring and sell a new product to market. Seasonality could be affected by many factors including but not limited to governmental fiscal years, as municipalities tend to order vehicles either at the end of its fiscal year when it knows it has funds remaining, and summer tourist season for AYRO’s destination fleet operators, as such customers tend to place their entire orders for delivery in time for the beginning of the tourist season.

AYRO’s success depends, in part, on establishing and maintaining good relationships with its network of dealers.

In the nine months ended September 30, 2019, AYRO sold 75% of its vehicles to Club Car under its MPA, for distribution through Club Car dealers. AYRO’s success depends, in part, on our establishing and maintaining satisfactory relationships with both Club Car corporate as well as its distribution channels or its dealers. If AYRO were unable to establish and maintain an adequate relationship with Club Car and its dealer network or, once established, if AYRO’s relationship with Club Car or its dealer network were to be eliminated abruptly or disrupted, it could affect AYRO’s ability to respond quickly to customers’ needs, resulting in various adverse consequences to AYRO, including loss of sales, reduced cash flow, and/or a shutdown of AYRO’s operations. In addition, as authorized dealers of AYRO’s vehicles, the dealers could, through poor performance on such dealer’s part, damage AYRO and AYRO’s vehicles’ reputation in the marketplace resulting in a loss of sales and cash flow which could adversely affect AYRO’s business operations.

Customer financing and insuring AYRO’s vehicles may prove difficult because retail lenders are unfamiliar with AYRO’s vehicles and the vehicles have a limited loss history determining residual values and within the insurance industry.

Retail lenders are unfamiliar with AYRO’s vehicles and may be hesitant to provide financing to AYRO’s customers. AYRO’s vehicles do not have a loss history in the insurance industry which may cause AYRO’s customers difficulty in securing insurance coverage.

Failure in AYRO’s information technology and storage systems could significantly disrupt the operation of AYRO’s business.

AYRO’s ability to execute its business plan and maintain operations depends on the continued and uninterrupted performance of its information technology (“IT”), systems. AYRO must routinely update its IT infrastructure and its various IT systems throughout the organization may not continue to meet its current and future business needs. Modification, upgrade or replacement of such systems may be costly. Furthermore, IT systems are vulnerable to risks and damages from a variety of sources, including telecommunications or network failures, malicious human acts and natural disasters. Moreover, despite network security and back-up measures, some of AYRO’s and its vendors’ servers are potentially vulnerable to physical or electronic break-ins, computer viruses and similar disruptive problems. Despite precautionary measures to prevent unanticipated problems that could affect its IT systems, sustained or repeated system failures that interrupt its ability to generate and maintain data could adversely affect its ability to operate its business.

AYRO Risks Relating to its Financial Position and Need for Additional Capital

AYRO will be required to raise additional capital to fund its operations, and such capital raising may be costly or difficult to obtain and could dilute AYRO stockholders’ ownership interests.

The design, manufacture, sale and servicing of vehicles is a capital-intensive business, and AYRO needs to raise additional funds to expand its operations and reach the vehicle production goals. At September 30, 2019, AYRO had a working capital deficit of approximately $1.26 million. Based upon its current expectations, AYRO believes that its existing capital resources, including the bridge financing under the loan and security agreement, dated December 19, 2019, will enable AYRO to continue planned operations through March 2021, and with the capital resources that will become available if and when the merger is consummated, including the net proceeds from the AYRO Private Placement which will close immediately prior to the consummation of the merger and DropCar’s cash on hand, through March 2021. However, AYRO cannot assure you that its plans will not change or that changed circumstances will not result in the depletion of its capital resources more rapidly than AYRO currently anticipates. If the funds from the transactions related to the merger and the sales revenue are not sufficient to cover AYRO’s cash requirements, AYRO will need to raise additional capital, whether through the sale of equity or debt securities, the entry into strategic business collaborations, the establishment of other funding facilities, licensing arrangements, or asset sales or other means, in order to support its business plan. Such additional capital AYRO may need may not be available on reasonable terms or at all.

AYRO’s ability to obtain the necessary financing to carry out AYRO’s business plan is subject to a number of factors, including general market conditions, performance of AYRO’s vehicles, market demand for AYRO’s vehicles and investor acceptance of AYRO’s business plan. These factors may make the timing, amount, terms and conditions of such financing unattractive or unavailable to AYRO. If AYRO is unable to obtain additional financing on a timely basis, AYRO may have to curtail, delay or eliminate its development activities and growth plans, and/or be forced to sell some or all assets, perhaps on unfavorable terms, which would have a material adverse effect on its business, financial condition and results of operations, and ultimately could be forced to discontinue its operations and liquidate, in which event it is unlikely that stockholders would receive any distribution on their shares. Further, AYRO may not be able to continue operating if AYRO does not generate sufficient revenues from operations needed to stay in business.

AYRO has raised capital in the past primarily through debt and private placements of its convertible preferred stock. Subject to the restrictions in the Merger Agreement, AYRO may in the future pursue the sale of additional equity and/or debt securities, or the establishment of other funding facilities including asset-based borrowings. There can be no assurances, however, that AYRO will be able to raise additional capital through such an offering on acceptable terms, or at all. Issuances of additional debt or equity securities could impact the rights of the holders of AYRO common stock and may dilute their ownership percentage. The terms of any securities issued by AYRO in future capital transactions may be more favorable to new investors, and may include preferences, superior voting rights and the issuance of warrants or other derivative securities, which may have a further dilutive effect on the holders of any of AYRO’s securities then outstanding.

The terms of debt securities AYRO may have to issue or future borrowings AYRO may have to incur to fund its operations could impose significant restrictions on AYRO’s operations. The incurrence of indebtedness or the issuance of certain equity securities could result in increased fixed payment obligations and could also result in restrictive covenants, such as limitations on AYRO’s ability to incur additional debt or issue additional equity, limitations on AYRO’s ability to acquire or license intellectual property rights, and other operating restrictions that could adversely affect AYRO’s ability to conduct AYRO’s business.

If AYRO raises additional funds through collaboration and licensing arrangements with third parties, it may be necessary to relinquish some rights to AYRO’s technologies or AYRO’s products, to grant licenses on terms that are not favorable to AYRO, or to issue equity instruments that may be dilutive to AYRO’s stockholders.

In addition, AYRO may incur substantial costs in pursuing future capital financing, including investment banking fees, legal fees, accounting fees, securities law compliance fees, printing and distribution expenses and other costs. AYRO may also be required to recognize non-cash expenses in connection with certain securities AYRO issues, such as convertible notes and warrants, which may adversely impact its financial condition.

AYRO’s long term capital requirements are subject to numerous risks.

AYRO’s long term capital requirements are expected to depend on many potential factors, including, among others:

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the number of vehicles being manufactured and future models in development;
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the regulatory compliance and clarity of each of AYRO’s vehicles;
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the progress, success and cost of AYRO’s development programs including manufacturing;
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the costs of manufacturing, developing sales, marketing and distribution channels;
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the costs of enforcing its issued patents and defending intellectual property-related claims;
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AYRO’s ability to successfully grow sales, including securing strategic partner and distribution agreements and favorable pricing and market share; and
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AYRO’s consumption of available resources more rapidly than currently anticipated, resulting in the need for additional funding sooner than anticipated.

AYRO Risks Related to Regulatory Matters

Increased safety, emissions, fuel economy, or other regulations may result in higher costs, cash expenditures, and/or sales restrictions.

The motorized vehicle industry is governed by a substantial amount of government regulation, which often differs by state and region. Government regulation has arisen, and proposals for additional regulation are advanced, primarily out of concern for the environment, vehicle safety, and energy independence. In addition, many governments regulate local product content and/or impose import requirements as a means of creating jobs, protecting domestic producers, and influencing the balance of payments. The cost to comply with existing government regulations is substantial, and future, additional regulations could have a substantial adverse impact on AYRO’s financial condition.

AYRO’s vehicles are subject to multi-jurisdictional motor vehicle standards.

All vehicles sold must comply with federal, state and country-specific motor vehicle safety standards. Rigorous testing and the use of approved materials and equipment are among the requirements for achieving federal certification. Failure of AYRO 311 or AYRO 411 or future vehicle models to satisfy motor vehicle standards would have a material adverse effect on AYRO’s business and operating results.

Changes in regulations could render AYRO’s vehicles incompatible with federal, state or local regulations, or use cases.

Many governmental standards and regulations relating to safety, fuel economy, emissions control, noise control, vehicle recycling, substances of concern, vehicle damage, and theft prevention are applicable to new motor vehicles, engines, and equipment manufactured for sale in the United States, Europe, and elsewhere, including AYRO’s electric vehicles. In addition, manufacturing and other automotive assembly facilities in the United States, Europe, and elsewhere are subject to stringent standards regulating air emissions, water discharges, and the handling and disposal of hazardous substances. Therefore, any unanticipated changes in regulations applicable to AYRO’s electric vehicles could render AYRO’s vehicles incompatible, which may prevent AYRO from selling such vehicles, and as a result, AYRO could lose market share.

If AYRO fails to comply with environmental and safety laws and regulations, AYRO could become subject to fines or penalties or incur costs that could have a material adverse effect on the success of its business.

AYRO is subject to numerous environmental and health and safety laws, including statutes, regulations, bylaws and other legal requirements. These laws relate to the generation, use, handling, storage, transportation and disposal of regulated substances, including hazardous substances (such as batteries), dangerous goods and waste, emissions or discharges into soil, water and air, including noise and odors (which could result in remediation obligations), and occupational health and safety matters, including indoor air quality. These legal requirements vary by location and can arise under federal, provincial, state or municipal laws. Any breach of such laws and/or requirements would have a material adverse effect on AYRO’s company and its operating results.

Unusual or significant litigation, governmental investigations or adverse publicity arising out of alleged defects in AYRO’s vehicles, or otherwise may derail AYRO’s business.

Although AYRO plans to comply with governmental safety regulations, mobile and stationary source emissions regulations, and other standards, compliance with governmental standards, does not necessarily prevent individual or class action lawsuits, which can entail significant cost and risk. In certain circumstances, courts may permit tort claims even when AYRO’s vehicles comply with federal law and/or other applicable law. Furthermore, simply responding to actual or threatened litigation or government investigations of AYRO’s compliance with regulatory standards, whether related to AYRO’s vehicles or business or commercial relationships, may require significant expenditures of time and other resources. Litigation also is inherently uncertain, and AYRO could experience significant adverse results if litigation is ever brought against AYRO. In addition, adverse publicity surrounding an allegation of a defect, regulatory violation or other matter (with or without corresponding litigation or governmental investigation) may cause significant reputational harm that could have a significant adverse effect on AYRO’s sales.

In order for AYRO to sell directly to end customers, AYRO is required to comply with state-specific regulations regarding sale of vehicles by a manufacturer.

AYRO sold approximately 17% of its vehicles directly to its end customers in the year ended December 31, 2019. Going forward, AYRO intends to focus on leveraging volume sales through dealers; however AYRO will continue to sell vehicles directly to end customers. Sales to both dealers and end customers require AYRO to comply with state-specific regulations regarding the sale of vehicles by a manufacturer, including licensing and registration requirements. State laws that regulate the distribution, and sale of motor vehicles by the manufacturer vary, and ensuring compliance is time-consuming and costly. Moreover, for customers living in states where AYRO is prohibited from selling directly from within the state, AYRO will have to consummate sales at facilities in a state that allows direct manufacturer-to-consumer sale and deliver the vehicle to the end user via common carrier. As such, AYRO may be required to either acquire and maintain a facility in multiple states, or incur additional costs of delivery of the vehicle, which consequently increases the cost and/or sales price of AYRO’s vehicles and make our vehicles less desirable to end-customers.

AYRO Risks Related to Its Intellectual Property

If AYRO is unable to adequately protect its proprietary designs and intellectual property rights, AYRO’s competitive position could be harmed.

AYRO’s ability to compete effectively is dependent in part upon AYRO’s ability to obtain patent protection for its designs, products, methods, processes and other technologies, to preserve its trade secrets, to prevent third parties from infringing on its proprietary rights and to operate without infringing the proprietary rights of third parties. AYRO relies on design patents, trademarks, trade secret laws, confidentiality procedures and licensing arrangements to protect its intellectual property rights. There can be no assurance these protections will be available in all cases or will be adequate to prevent AYRO’s competitors from copying, reverse engineering or otherwise obtaining and using AYRO’s designs, technology, proprietary rights or products. For example, the laws of certain countries in which AYRO’s products, components and sub-assemblies are manufactured or licensed do not protect AYRO’s proprietary rights to the same extent as the laws of the United States.

To prevent substantial unauthorized use of AYRO’s intellectual property rights, it may be necessary to prosecute actions for infringement and/or misappropriation of AYRO’s trade secrets and/or proprietary rights against third parties. Any such action could result in significant costs and diversion of AYRO’s resources and management’s attention, and there can be no assurance AYRO will be successful in such action. Furthermore, AYRO’s current and potential competitors may the ability to dedicate substantially greater resources to enforce their intellectual property rights than AYRO does. Accordingly, despite its efforts, AYRO may not be able to prevent third parties from infringing upon or misappropriating its trade secrets and/or intellectual property.

In addition, third parties may seek to challenge, invalidate or circumvent AYRO’s patents, trademarks, copyrights and trade secrets, or applications for any of the foregoing. There can be no assurance that AYRO’s competitors or customers will not independently develop technologies that are substantially equivalent or superior to AYRO’s technology or design around AYRO’s proprietary rights. In each case, AYRO’s ability to compete could be significantly impaired.

AYRO is dependent on the manufacturing license it has obtained from Cenntro and may need to obtain rights to other intellectual property in the future. If AYRO fails to obtain licenses it needs or fails to comply with its obligations in the agreement under which AYRO licensed intellectual property and other rights from third parties, AYRO could lose its ability to manufacture its vehicles.

Cenntro owns the design of the AYRO 411 model and has granted AYRO an exclusive license to manufacture AYRO 411 model for sale in North America. AYRO’s business is dependent on such license, and if AYRO fails comply with its obligations to maintain that license, AYRO’s business will be substantially harmed. Under the Manufacturing License Agreement, dated April 27, 2017, between AYRO and Cenntro, AYRO is granted an exclusive license to manufacture and sell AYRO 411 in the United States, and AYRO is required to purchase the minimum volume of product units from Cenntro, among other obligations. No assurance can be given that AYRO will be able to meet the required quota and maintain its license granted by Cenntro and that AYRO’s existing license will be extended on reasonable terms or at all. In addition, AYRO may need to license intellectual property from other third parties in the future for new vehicle models. No assurance can be given that AYRO will be able to obtain such license or meet its obligations to maintain the licenses it may have to obtain from third parties in the future. If AYRO were to lose or otherwise be unable to maintain these licenses for any reason, it would halt AYRO’s ability to manufacture and sell its vehicles or may prohibit development of the its future modes. Any of the foregoing could result in a material adverse effect on AYRO’s business or results of operations.

In addition, if AYRO does not own the patents or patent applications that it licenses, as is the case with AYRO 411’s patents, and as such, AYRO may need to rely upon its licensors to properly prosecute and maintain those patent applications and prevent infringement of those patents. If AYRO’s licensors are unable to adequately protect their proprietary intellectual property AYRO licenses from legal challenges, or if AYRO is unable to enforce such licensed intellectual property against infringement or alternative technologies, AYRO will not be able to compete effectively in the electric vehicle markets it is targeting.

Many of AYRO’s proprietary designs are in digital form and the breach of AYRO’s computer systems could result in these designs being stolen.

If AYRO’s security measures are breached or unauthorized access to private or proprietary data is otherwise obtained, AYRO’s proprietary designs could be stolen. Because AYRO holds many of these designs in digital form on AYRO’s servers, there exists an inherent risk that an unauthorized third party could conduct a security breach resulting in the theft of AYRO’s proprietary information. While AYRO has taken steps to protect AYRO’s proprietary information, because techniques used to obtain unauthorized access or sabotage systems change frequently and generally are not identified until they are launched against a target, AYRO may be unable to anticipate these techniques or to implement adequate preventative measures. Any or all of these issues could negatively impact AYRO’s competitive advantage and AYRO’s ability to obtain new customers thereby adversely affecting AYRO’s financial results.

AYRO’s proprietary designs are susceptible to reverse engineering by AYRO’s competitors.

Much of the value of AYRO’s proprietary rights is derived from AYRO’s vast library of design specifications. While AYRO considers its design specifications to be protected by various proprietary, trade secret and intellectual property laws, such information is susceptible to reverse engineering by AYRO’s competitors. AYRO may not be able to prevent its competitors from developing competing design specifications and the cost of enforcing these rights may be significant. If AYRO is unable to adequately protect its proprietary designs AYRO’s financial condition and operating results could suffer.

If AYRO is unable to protect the confidentiality of its trade secrets or know-how, such proprietary information may be used by others to compete against AYRO.

AYRO considers trade secrets, including confidential and unpatented know-how and designs important to the maintenance of its competitive position. AYRO protects trade secrets and confidential and unpatented know-how, in part, by customarily entering into non-disclosure and confidentiality agreements with parties who have access to such knowledge, such as AYRO’s employees, outside technical and commercial collaborators, consultants, advisors and other third parties. AYRO also enters into confidentiality and invention or patent assignment agreements with its employees and consultants that obligate them to maintain confidentiality and assign their inventions to AYRO. Despite these efforts, any of these parties may breach the agreements and disclose AYRO’s proprietary information, including AYRO’s trade secrets, and AYRO may not be able to obtain adequate remedies for such breaches.

Legal proceedings or third-party claims of intellectual property infringement and other challenges may require AYRO to spend substantial time and money and could harm AYRO’s business.

Vehicles design and manufacturing industry is characterized by vigorous protection and pursuit of intellectual property rights, which has resulted in protracted and expensive litigation for many companies. AYRO may become subject to lawsuits alleging that AYRO has infringed the intellectual property rights of others. The nature of claims contained in unpublished patent filings around the world is unknown to AYRO and it is not possible to know which countries patent holders may choose for the extension of their filings under the Patent Cooperation Treaty, or other mechanisms. To the extent that AYRO has previously incorporated third-party technology and/or know-how into certain products for which AYRO does not have sufficient license rights, AYRO could incur substantial litigation costs, be forced to pay substantial damages or royalties, or even be forced to cease sales in the event any owner of such technology or know-how were to challenge AYRO’s subsequent sale of such products (and any progeny thereof). In addition, to the extent that AYRO discovers or has discovered third-party patents that may be applicable to products or processes in development, AYRO may need to take steps to avoid claims of possible infringement, including obtaining non-infringement or invalidity opinions and, when necessary, re-designing or re-engineering products. However, AYRO cannot assure you that these precautions will allow AYRO to successfully avoid infringement claims. AYRO may also be subject to claims based on the actions of employees and consultants with respect to the usage or disclosure of intellectual property learned at other employers. Third parties may in the future assert claims of infringement of intellectual property rights against AYRO or against AYRO’s customers or channel partners for which AYRO may be liable.

AYRO’s involvement in intellectual property litigation could result in significant expense to AYRO, adversely affect the development of sales of the challenged product or intellectual property and divert the efforts of its technical and management personnel, whether or not such litigation is resolved in AYRO’s favor. Uncertainties resulting from the initiation and continuation or defense of intellectual property litigation or other proceedings could have a material adverse effect on AYRO’s ability to compete in the marketplace. In the event of an adverse outcome in any such litigation, AYRO may, among other things, be required to:

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pay substantial damages;
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cease the development, manufacture, use, sale or importation of products that infringe upon other patented intellectual property;
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expend significant resources to develop or acquire non-infringing intellectual property;
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discontinue processes incorporating infringing technology; or
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obtain licenses to the infringing intellectual property, which licenses may not be available on acceptable terms, or at all.

AYRO is generally obligated to indemnify AYRO’s sales channel partners, customers, suppliers and contractors for certain expenses and liabilities resulting from intellectual property infringement claims regarding AYRO’s products, which could force AYRO to incur substantial costs.

AYRO has agreed, and expects to continue to agree, to indemnify AYRO’s sales channel partners and customers for certain intellectual property infringement claims regarding AYRO’s products. As a result, in the case of infringement claims against these sales channel partners and end-customers, AYRO could be required to indemnify them for losses resulting from such claims or to refund amounts they have paid to AYRO. AYRO’s sales channel partners and other end-customers in the future may seek indemnification from AYRO in connection with infringement claims brought.

Risks Related to AYRO’s International Operations

Exchange rate fluctuations may materially affect AYRO’s results of operations and financial condition.

AYRO operates internationally and is exposed to fluctuations in foreign exchange rates between the U.S. dollar and other currencies, particularly the Chinese Renminbi. AYRO’s reporting currency is the U.S. dollar and, as a result, financial line items, if not in the U.S. dollar, are converted into U.S. dollars at the applicable foreign exchange rates. As AYRO’s business grows, AYRO expects that at least some of its revenues and expenses will be denominated in currencies other than the U.S. dollar. Therefore, unfavorable developments in the value of the U.S. dollar relative to other relevant currencies could adversely affect AYRO’s business and financial condition.

AYRO pays Cenntro in U.S. dollars; however, the per-unit price of the sub-assemblies AYRO has to pay Cenntro may be affected due to the exchange rate fluctuations. The value of the Renminbi against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in political and economic conditions in China and by China's foreign exchange policies. Historically, the exchange rate between the Renminbi and the U.S. dollar has fluctuated significantly, and it is difficult to predict how market forces or Chinese or U.S. government policy may impact such exchange rate in the future. As of February 4, 2020, the Renminbi was valued at 6.99813 against the U.S. dollar.

Very limited hedging options are available in China to reduce our exposure to exchange rate fluctuations. To date, AYRO has not entered into any material hedging transactions in an effort to reduce its exposure to foreign currency exchange risk. While AYRO may decide to enter into hedging transactions in the future, the availability and effectiveness of these hedges may be limited and AYRO may not be able to adequately hedge its exposure or at all.

AYRO’s international sales and operations subject AYRO to additional risks that can adversely affect its operating results and financial condition.

AYRO’s international operations subject AYRO to a variety of risks and challenges, including: increased management, travel, infrastructure and legal compliance costs associated with having international operations; reliance on sales channel partners; increased financial accounting and reporting burdens and complexities; compliance with foreign laws and regulations; compliance with U.S. laws and regulations for foreign operations; and reduced protection for intellectual property rights in some countries and practical difficulties of enforcing rights abroad. Any of these risks could adversely affect AYRO’s international operations, reduce AYRO’s international sales or increase AYRO’s operating costs, adversely affecting AYRO’s business, operating results and financial condition and growth prospects.

AYRO is subject to governmental export and import controls that could impair AYRO’s ability to compete in international markets due to licensing requirements and subject AYRO to liability if AYRO is not in compliance with applicable laws.

AYRO’s products are subject to export control and import laws and regulations, including the U.S. Export Administration Regulations, U.S. Customs regulations and various economic and trade sanctions regulations administered by the U.S. Treasury Department’s Office of Foreign Assets Controls. Exports of AYRO’s products must be made in compliance with these laws and regulations. If AYRO violates these laws and regulations, AYRO and certain of its employees could be subject to substantial civil or criminal penalties, including the possible loss of export or import privileges, fines, which may be imposed on AYRO and responsible employees or managers, and, in extreme cases, the incarceration of responsible employees or managers. In addition, if AYRO’s channel partners, agents or consultants fail to obtain appropriate import, export or re-export licenses or authorizations, AYRO may also be adversely affected through reputational harm and penalties. Obtaining the necessary authorizations, including any required license, for a particular sale may be time-consuming, is not guaranteed and may result in the delay or loss of sales opportunities. Changes in AYRO’s products or changes in applicable export or import laws and regulations may also create delays in the introduction and sale of AYRO’s products in international markets, prevent AYRO’s end-customers with international operations from deploying AYRO’s products or, in some cases, prevent the export or import of AYRO’s products to certain countries, governments or persons altogether. Any change in export or import laws and regulations, shift in the enforcement or scope of existing laws and regulations, or change in the countries, governments, persons or technologies targeted by such laws and regulations, could also result in decreased use of AYRO’s products, or in AYRO’s decreased ability to export or sell AYRO’s products to existing or potential end-customers with international operations. Any decreased use of AYRO’s products or limitation on AYRO’s ability to export or sell AYRO’s products would likely adversely affect AYRO’s business, financial condition and operating results.

AYRO is subject to governmental import duties that could significantly increase AYRO’s costs.

The majority of AYRO’s raw materials for AYRO’s vehicles are shipped from the People’s Republic of China. The U.S./China trade relations are in a highly volatile state of uncertainty which could significantly affect the tariffs that are applied to AYRO’s products. In 2018, the United States government announced tariffs on certain steel and aluminum products, technological hardware as well as automotive parts imported into the United States, which has led to reciprocal tariffs being imposed by the European Union and other governments on products imported from the United States. The United States government has implemented tariffs on goods imported from China, and additional tariffs on goods imported from China are under consideration.

The battery industry (both lithium-ion and lead acid-based) has been subjected to tariffs implemented by the U.S. government on goods imported from China. If the U.S. and China are not able to resolve their differences, new and additional tariffs may be put in place and additional products, including raw materials AYRO uses to manufacture its vehicles. If additional tariffs and related taxes are applied to the cost of imports from China, AYRO’s costs will continue to increase and AYRO may be required to substantially increase the sales prices of AYRO’s vehicles. An increase in sales prices of AYRO’s vehicles would likely adversely affect AYRO’s business, financial condition and operating results. If AYRO is unable to increase the sales prices of its vehicles to reflect the increase in the costs of the vehicles, it will result in lower gross margins on AYRO’s vehicles.

New regulations or standards or changes in existing regulations or standards in the United States or internationally related to AYRO’s suppliers’ products may result in unanticipated costs or liabilities, which could have a material adverse effect on AYRO’s business, operating results and future sales, and could place additional burdens on the operations of AYRO’s business.

AYRO’s suppliers’ products are subject to governmental regulations in many jurisdictions. To achieve and maintain market acceptance, AYRO’s suppliers’ products must continue to comply with these statutory regulations and many industry standards. As these regulations and standards evolve, and if new regulations or standards are implemented, AYRO’s suppliers may have to modify their products. The failure of their products to comply, or delays in compliance, with the existing and evolving industry regulations and standards could prevent or delay introduction of AYRO’s vehicles, which could harm AYRO’s business. Supplier uncertainty regarding future policies may also affect demand for electric vehicles, including AYRO’s vehicles. Moreover, channel partners or customers may require AYRO, or AYRO may otherwise deem it necessary or advisable, to alter its products to address actual or anticipated changes in the regulatory environment. AYRO’s inability to alter its products to address these requirements and any regulatory changes may have a material adverse effect on its business, operating results and financial condition.

AYRO could be adversely affected by violations of the U.S. Foreign Corrupt Practices Act and similar worldwide anti-bribery laws.

AYRO has international operations. The U.S. Foreign Corrupt Practices Act and similar anti-bribery laws generally prohibit companies and their intermediaries from making improper payments to foreign government officials for the purpose of obtaining or retaining business. Practices in the local business communities of many countries outside the United States have a level of government corruption that is greater than that found in the developed world. AYRO’s policies mandate compliance with these anti-bribery laws and AYRO has established policies and procedures designed to monitor compliance with these anti-bribery law requirements; however, AYRO cannot assure that its policies and procedures will protect AYRO from potential reckless or criminal acts committed by individual employees or agents. If AYRO is found to be liable for anti-bribery law violations, AYRO could suffer from criminal or civil penalties or other sanctions that could have a material adverse effect on its business.

Risks Related to Asset Sale

While the Asset Sale is pending, it creates unknown impacts on DropCar’s future which could materially and adversely affect its business, financial condition and results of operations.

While the Asset Sale is pending, it creates unknown impacts on DropCar’s future. Therefore, DropCar’s current or potential business partners may decide to delay, defer or cancel entering into new business arrangements with DropCar pending consummation of the Asset Sale. The occurrence of these events individually or in combination could materially and adversely affect DropCar’s business, financial condition and results of operations.

The failure to consummate the Asset Sale may materially and adversely affect DropCar’s business, financial condition and results of operations.

The Asset Sale is subject to various closing conditions including, among others, (i) the affirmative vote of the holders of a majority of the outstanding shares of capital stock of DropCar entitled to vote on the approval of the Asset Sale and (ii) the consummation of a change in control transaction of DropCar, which will occur as a result of the merger. DropCar cannot control these conditions and cannot assure you that they will be satisfied. If the Asset Sale is not consummated, DropCar may be subject to a number of risks, including the following:

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DropCar may not be able to consummate the merger, the closing of which is conditioned upon the consummation of the Asset Sale;

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DropCar may not be able to identify an alternate transaction, or if an alternate transaction is identified, such alternate transaction may not result in equivalent terms as compared to what is proposed in the Asset Sale;

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the trading price of DropCar’s common stock may decline to the extent that the current market price reflects a market assumption that the Asset Sale will be consummated;

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the failure to complete the Asset Sale may create doubt as to DropCar’s ability to effectively implement its current business strategies;

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DropCar’s costs related to the Asset Sale, such as legal, accounting and financial advisory fees, must be paid even if the Asset Sale is not completed; and

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DropCar’s relationships with its customers, suppliers and employees may be damaged and its business may be harmed.

The occurrence of any of these events individually or in combination could materially and adversely affect DropCar’s business, financial condition and results of operations, which could cause the market value of DropCar’s common stock to decline.

Certain of DropCar’s executive officers have interests in the Asset Sale Transaction that may be in addition to, or different from, the interests of DropCar’s stockholders.

Stockholders should be aware that DropCar’s executive officers have financial interests in the Asset Sale that may be in addition to, or different from, the interests of DropCar’s stockholders generally. Each of Mr. Richardson and Mr. Newman is a party to the Asset Purchase Agreement. The DropCar Board was aware of and considered these potential interests, among other matters, in evaluating and negotiating the Asset Sale and Asset Purchase Agreement and in recommending to DropCar’s stockholders that they approve the Asset Sale.

Risks Related to the Business of DropCar Prior to the Consummation of the Merger

DropCar has a history of losses and may be unable to achieve or sustain profitability.

DropCar has incurred net losses in each year since its inception and as of December 31, 2018, it had an accumulated deficit of $29.8 million. Such losses are continuing to date. DropCar does not know if its business operations will become profitable or if it will continue to incur net losses in the future. DropCar’s management expects to incur significant expenses in the future in connection with the development and expansion of DropCar’s business, which will make it difficult for DropCar to achieve and maintain future profitability. DropCar may incur significant losses in the future for a number of reasons, including the other risks described herein, and it may encounter unforeseen expenses, difficulties, complications, delays and other unknown events. Accordingly, there can be no certainty regarding if or when DropCar will achieve profitability, or if such profitability will be sustained.

Historical losses and negative cash flows from operations raise doubt about DropCar’s ability to continue as a going concern.

Historically, DropCar has suffered losses and has not generated positive cash flows from operations. This raises substantial doubt about DropCar’s ability to continue as a going concern. The audit report of EisnerAmper LLP for the year ended December 31, 2018 on DropCar’s financial statements contained an explanatory paragraph expressing doubt about the company’s ability to continue as a going concern. DropCar expects the audit report of Friedman LLP for the year ended December 31, 2019 on DropCar’s financial statements to also contain an explanatory paragraph expressing doubt about DropCar’s ability to continue as a going concern.

DropCar has a limited operating history which makes it difficult to predict future growth and operating results.

DropCar has a relatively short operating history which makes it difficult to reliably predict future growth and operating results. DropCar faces all the risks commonly encountered by other businesses that lack an established operating history, including, without limitation, the need for additional capital and personnel and intense competition. There is no relevant history upon which to base any assumption as to the likelihood that DropCar’s business will be successful.

DropCar will require substantial additional funding, which may not be available on acceptable terms, or at all.

DropCar has historically used substantial funds to develop its cloud-based Enterprise Vehicle Assistance and Logistics (“VAL”) platform and will require substantial additional funds to continue to develop its VAL platform and expand into new markets. DropCar’s future capital requirements and the period for which it expects its existing resources to support its operations may vary significantly from what it expects. DropCar’s monthly spending levels vary based on new and ongoing technology developments and corporate activities. To date, DropCar has primarily financed its operations through sales of its securities. DropCar may intend to seek additional funding in the future through equity or debt financings, credit or loan facilities or a combination of one or more of these financing sources. DropCar’s ability to raise additional funds will depend on financial, economic and other factors, many of which are beyond DropCar’s control. Additional funds may not be available to DropCar on acceptable terms or at all.

If DropCar raises additional funds by issuing equity or convertible debt securities, DropCar’s stockholders will suffer dilution and the terms of any financing may adversely affect the rights of these stockholders. In addition, as a condition to providing additional funds to DropCar, future investors may demand, and may be granted, rights superior to those of existing stockholders. Debt financing, if available, may involve restrictive covenants limiting DropCar’s flexibility in conducting future business activities, and, in the event of insolvency, debt holders would be repaid before holders of equity securities received any distribution of corporate assets.

If DropCar is unable to obtain funding on a timely basis or on acceptable terms, or at all, DropCar may have to delay its plans for expansion, limit strategic opportunities or undergo reductions in its workforce or other corporate restructuring activities.

Because DropCar’s VAL platform operates in a relatively new market, DropCar must actively seek market acceptance of its services, which it expects will occur gradually, if at all.

DropCar derives, and expects to continue to derive, a substantial portion of its revenue from its VAL platform, which is part of a relatively new and evolving market. DropCar services are substantially different from existing valet, parking, maintenance and car storage services and many potential clients may be reluctant to utilize DropCar services until they have been tested in more established commercial operations over a significant period. As a result, DropCar may have difficulty achieving market acceptance for its platform. If the market for DropCar services fails to grow or grows more slowly than DropCar currently anticipates, DropCar’s business would be negatively affected. To date, DropCar primarily operates in the New York City, New Jersey, Washington D.C., Baltimore, Los Angeles and San Francisco metropolitan areas. DropCar has targeted expansion into markets it believes are most likely to adopt its platform. However, DropCar’s efforts to expand within and beyond its current market may not achieve the same success, or rate of adoption, that it has achieved to date.

Future growth may place significant demands on DropCar’s management and infrastructure.

DropCar’s business is logistically and technologically complex. This complexity has placed and may continue to place significant demands on DropCar’s management and its operational and financial infrastructure, and it may be challenging to sustain in future growth periods. Many of DropCar’s systems and operational practices were implemented when the company was at a smaller scale of operations. In addition, as DropCar grows, it must implement new systems and software to help run its operations and must hire additional personnel. As DropCar’s operations grow in size, scope and complexity, it will need to continue to improve and upgrade its systems and infrastructure to offer an increasing number of clients enhanced services, solutions and features. DropCar may choose to commit significant financial, operational and technical resources in advance of an expected increase in the volume of its business, with no assurance that the volume of business will increase. Growth could also strain DropCar’s ability to maintain reliable service levels for existing and new clients, which could adversely affect its reputation and business in the future. For example, in the past, DropCar has experienced, and may in the future experience, situations where the demand for DropCar’s services exceeded the company’s estimates and its employee base was, and may in the future be, insufficient to support this higher demand. DropCar’s client experience and overall reputation could be harmed if DropCar is unable to grow its employee base to support higher demand.

In addition, the financial results for the fiscal year ended December 31, 2018, include the impact of reflecting the results of operations, financial condition and cash flows of WPCS International – Suisun City, Inc., as discontinued operations. DropCar completed the sale on December 24, 2018, and accordingly, DropCar reflected income from operations of discontinued component of $315,119 and loss on sale of component of $4,169,718 for a total loss on discontinued operations of $3,854,599.

Competition for staffing, shortages of qualified drivers and union activity may increase our labor costs and reduce profitability.

DropCar’s operations are conducted primarily with employee drivers. Recently, there has been intense competition for qualified drivers in the transportation industry due to a shortage of drivers. The availability of qualified drivers may be affected from time to time by changing workforce demographics, competition from other transportation companies and industries for employees, the availability and affordability of driver training schools, changing industry regulations, and the demand for drivers in the labor market. If the industry-wide shortage of qualified drivers continues, DropCar will likely have difficulty attracting and retaining enough qualified drivers to fully satisfy customer demands. Due to the current highly-competitive labor market for drivers, DropCar may be required to increase driver compensation and benefits in the future, or face difficulty meeting customer demands, all of which could adversely affect DropCar’s profitability.

If DropCar’s labor costs increase, DropCar may not be able to raise rates to offset these increased costs. Union activity is another factor that may contribute to increased labor costs. DropCar currently does not have any union employees, and any increase in labor union activity could have a significant impact on DropCar’s labor costs. DropCar’s failure to recruit and retain qualified drivers, or to control DropCar’s labor costs, could have a material adverse effect on its business, financial position, results of operations, and cash flows.

Deterioration in economic conditions in general could reduce the demand for our services and damage DropCar’s business and results of operations.

Adverse changes in global, national and local economic conditions could negatively impact DropCar’s business. DropCar’s business operations are concentrated and will likely continue to be concentrated in large urban areas, and business could be materially adversely affected to the extent that weak economic conditions result in the elimination of jobs and high unemployment in these large urban areas. If deteriorating economic conditions reduce discretionary spending, business travel or other economic activity that fuels demand for our services, DropCar’s earnings could be reduced. Adverse changes in local and national economic conditions could also depress prices for DropCar’s services or cause individual and/or corporate clients to cancel their agreements to purchase DropCar’s services. Moreover, mandated changes in local and/or national compensation as it relates to minimum wage, overtime, and other compensation regulations may have an adverse impact on DropCar’s profitability.

DropCar expects to face intense competition in the market for innovative logistics, valet and car storage services, and DropCar’s business will suffer if it fails to compete effectively.

While DropCar believes that its platform offers a number of advantages over existing service providers, DropCar expects that the competitive environment for its logistics, valet and storage services will become more intense as companies enter the market. In addition, there are relatively low barriers to entry into the DropCar business. Currently, DropCar’s primary competitors are public transportation, logistics, traditional valet and car storage providers, car sharing services and traditional rental car companies that have recently begun offering more innovative services. Many of DropCar’s competitors have greater name recognition among DropCar’s target clients and greater financial, technical and/or marketing resources than DropCar has. DropCar’s competitors have resources that may enable them to respond more quickly to new or emerging technologies and changes in client preferences. These competitors could introduce new solutions with competitive prices or undertake more aggressive marketing campaigns than DropCar. Failure to compete effectively could have a material adverse impact on DropCar’s results of operations.

DropCar’s long-term sustainability relies on its ability to anticipate or keep pace with changes in the marketplace and the direction of technological innovation and customer demands.

The automotive industry, especially the vehicle support segment of the automotive industry in which DropCar operates, is subject to intense and increasing competition and rapidly evolving technologies. DropCar believes that the automotive industry will experience significant and continued change in the coming years. In addition to traditional competitors, DropCar must also be responsive to the entrance of non-traditional participants in the automotive industry. These non-traditional participants, such as ride-sharing companies and autonomous vehicles, may seek to disrupt the historic business model of the industry through the introduction of new technologies, new products or services, new business models or new methods of travel. To compete successfully, DropCar will need to demonstrate the advantages of DropCar services over alternative solutions and services, as well as newer technologies. Failure to adapt to innovations in technology and service offerings in the automotive space could have a material adverse impact on DropCar’s ability to sustain its business and remain competitive.

DropCar’s growth depends on its ability to gain sustained access to a sufficient number of parking locations on commercially reasonable terms that offer convenient access in reaching DropCar’s clients.

DropCar currently operates Self-park in New York City. DropCar must therefore compete for limited parking locations. Many cities are densely populated, and parking locations may not be available at locations that provide convenient access to DropCar’s clients or on terms that are commercially reasonable. If DropCar is unable to gain sustained access to a sufficient number of parking locations that are convenient to DropCar’s clients, DropCar’s ability to attract and retain clients will suffer. This challenge of finding adequate parking will grow if DropCar is able to successfully grow its subscriber base. If DropCar is unable to gain sustained access to a sufficient number of parking locations, or DropCar is unable to gain such access on commercially reasonable terms, this could have a material adverse impact on DropCar’s business, financial condition and results of operations.

If DropCar fails to successfully execute its growth strategy, its business and prospects may be materially and adversely affected.

To date, DropCar primarily operates in the New York metropolitan area. DropCar’s growth strategy includes expanding its services to new geographic locations, which may not succeed due to various factors, including one or more of the following: competition, DropCar’s inability to build brand name recognition in these new markets, DropCar’s inability to effectively market its services in these new markets or DropCar’s inability to deliver high-quality services on a cost-effective and continuous and consistent basis. In addition, DropCar may be unable to identify new cities with sufficient growth potential to expand its network, and DropCar may fail to attract quality drivers and other employees and/or establish the necessary commercial relationships with local vendors that are required in order to deliver DropCar’s services in these areas. If DropCar fails to successfully execute its growth strategy, it may be unable to maintain and grow its business operation, and DropCar’s business and prospects may be materially and adversely affected.

DropCar may experience difficulties demonstrating the value to customers of newer, higher priced and higher margin services if they believe existing services are adequate to meet end customer expectations.

As DropCar develops and introduces new services, it faces the risk that customers may not value or be willing to purchase these higher priced and higher margin services due to pricing constraints. Owing to the extensive time and resources that DropCar invests in developing new services, if DropCar is unable to sell customers new services, DropCar’s revenue could decline and its business, financial condition, operating results and cash flows could be negatively affected.

If efforts to build and maintain strong brand identity are not successful, DropCar may not be able to attract or retain clients, and DropCar’s business and operating results may be adversely affected.

DropCar believes that building and maintaining its brand is critical to the success of its business. Consumer client and automotive awareness of the brand and its perceived value will depend largely on the success of marketing efforts and the ability to provide a consistent, high-quality client and business experience. Conversely, any failure to maximize marketing opportunities or to provide clients with high-quality valet, logistics, maintenance and storage experiences for any reason could substantially harm DropCar’s reputation and adversely affect its efforts to develop as a trusted brand. To promote its brand, DropCar has made, and will continue to make, substantial investments relating to advertising, marketing and other efforts, but cannot be sure that such investment will be successful.

Furthermore, as the primary point of contact with clients, DropCar relies on its drivers to provide clients and business partners with a high-quality client experience. The failure of DropCar drivers to provide clients and business partners with this trusted experience could cause customers and business partners to turn to alternative providers, including DropCar’s competitors. Any incident that erodes consumer affinity for the DropCar brand, including a negative experience with one of DropCar’s valets or damage to a customer’s car could result in negative publicity, negative online reviews and damage DropCar’s business.

DropCar relies on third-party service providers to provide parking garages for its clients’ cars. If these service providers experience operational difficulties or disruptions, DropCar’s business could be adversely affected.

DropCar depends on third-party service providers to provide parking garages for its clients’ cars. In particular, DropCar relies on local parking garage vendors to provide adequate convenient parking locations. DropCar does not control the operation of these providers. If these third-party service providers terminate their relationship with DropCar, decide to sell their facilities or do not provide convenient access to DropCar’s clients’ vehicles, it would be disruptive to DropCar’s business as DropCar is dependent on suitable parking locations within relative proximity of its clients’ residences and business locations. This disruption could harm DropCar’s reputation and brand and may cause DropCar to lose clients.

If DropCar is unsuccessful in establishing or maintaining its business-to-business (B2B) model, its revenue growth could be adversely affected.

DropCar currently depends on corporate clients and the B2B market for a significant portion of its revenue. The success of this strategy will depend on DropCar’s ability to maintain existing B2B partners, obtain new B2B partners, and generate a community of participating corporate clients sufficiently large to support such a model. DropCar may not be successful in establishing such partnerships on terms that are commercially favorable, if at all, and may encounter financial and logistical difficulties associated with sustaining such partnerships. If DropCar is unsuccessful in establishing or maintaining its B2B model, its revenue growth could be adversely affected.

DropCar faces risks related to liabilities resulting from the use of client vehicles by DropCar employees.

DropCar’s business can expose it to claims for property damage, personal injury and death resulting from the operation and storage of client cars by DropCar drivers. While operating client cars, drivers could become involved in motor vehicle accidents due to mechanical or manufacturing defects, or user error by the DropCar-employed driver or by a third-party driver that results in death or significant property damage for which DropCar may be liable.

In addition, DropCar depends on its drivers to inspect the vehicles prior to driving in order to identify any potential damage or safety concern with the vehicle. To the extent that DropCar is found at fault or otherwise responsible for an accident, DropCar’s insurance coverage would only cover losses up to a maximum of $5 million, in certain instances, in the United States.

DropCar may experience difficulty obtaining coverage for certain insurable risks or obtaining such coverage at a reasonable cost.

DropCar maintains insurance for workers’ compensation, general liability, automobile liability, property damage and other insurable risks. DropCar is responsible for claims exceeding DropCar’s retained limits under its insurance policies, and while DropCar endeavors to purchase insurance coverage corresponding to its assessment of risk, DropCar cannot predict with certainty the frequency, nature or magnitude of claims or direct or consequential damages and may become exposed to liability at levels in excess of DropCar’s historical levels resulting from unusually high losses or otherwise. Additionally, consolidation of entities in the insurance industry could impact DropCar’s ability to obtain or renew policies at competitive rates, which could have a material adverse impact on DropCar’s business, as would the incurrence of uninsured claims or the inability or refusal of DropCar’s insurance carriers to pay otherwise insured claims. Any material changes in DropCar’s insurance costs due to changes in frequency of claims, the severity of claims, the costs of premiums or for any other reason could have a material adverse effect on DropCar’s financial position, results of operations, or cash flows.

DropCar’s success depends on the continued reliability of the internet infrastructure.

DropCar’s services are designed primarily to work over the internet, and the success of our platform is largely dependent on the development and maintenance of the internet infrastructure, along with DropCar’s clients’ access to low-cost, high-speed internet. The future delivery of DropCar’s services will depend on third-party internet service providers to expand high-speed internet access, to maintain a reliable network with the necessary speed, data capacity and security, and to develop complementary products and services for providing reliable and timely internet access. Any outages or delays resulting from damage to the internet infrastructure, including problems caused by viruses, malware and similar programs, could reduce clients’ access to the internet and DropCar’s services and could adversely impact DropCar’s business.

System interruptions that impair access to DropCar’s website or mobile application could substantially harm DropCar’s business and operating results.

The satisfactory performance, reliability and availability of DropCar’s website and mobile application, which enable clients to access DropCar’s services, are critical to DropCar’s business. Any systems interruption that prevents clients and visitors from accessing DropCar’s website and mobile App could result in negative publicity, damage to DropCar’s reputation and brand and could cause DropCar’s business and operating results to suffer. DropCar may experience system interruptions for a variety of reasons, including network failures, power outages, cyber-attacks, problems caused by viruses and similar programs, software errors or an overwhelming number of clients or visitors trying to reach DropCar’s website during periods of strong demand. Because DropCar is dependent in part on third parties for the implementation and maintenance of certain aspects of DropCar’s systems and because some of the causes of system interruptions may be outside of DropCar’s control, DropCar may not be able to remedy such interruptions in a timely manner, or at all. Any significant disruption to DropCar’s website, mobile application or internal computer systems could result in a loss of clients and adversely affect DropCar’s business and results of operations.

If DropCar is unable to protect confidential client information, DropCar’s reputation may be harmed, and DropCar may be exposed to liability and a loss of clients.

DropCar’s system stores, processes and transmits confidential client information, including location information and other sensitive data. DropCar relies on encryption, authentication and other technologies to keep this information secure. DropCar may not have adequately assessed the internal and external risks posed to the security of its systems and may not have implemented adequate preventative safeguards. In the event that the security of its system is compromised in the future, DropCar may not take adequate reactionary measures. Any compromise of information security could expose DropCar’s confidential client information, damaging DropCar’s reputation and exposing the company to costly litigation and liability that could harm its business and operating results.

Security breaches, loss of data and other disruptions could compromise sensitive information related to DropCar’s business, prevents DropCar from accessing critical information or exposes DropCar to liability, which could adversely affect DropCar’s business and reputation.

DropCar utilizes information technology systems and networks to process, transmit and store electronic information in connection with DropCar’s business activities. As the use of digital technologies has increased, cyber incidents, including deliberate attacks and attempts to gain unauthorized access to computer systems and networks, have increased in frequency and sophistication. These threats pose a risk to the security of DropCar’s systems and networks and the confidentiality, availability and integrity of DropCar’s data, all of which are vital to DropCar’s operations and business strategy. There can be no assurance that DropCar will be successful in preventing cyber-attacks or successfully mitigating their effects.

Despite the implementation of security measures, DropCar’s internal computer systems and those of DropCar’s contract research organizations and other contractors and consultants are vulnerable to damage or disruption from hacking, computer viruses, software bugs, unauthorized access or disclosure, natural disasters, terrorism, war, and telecommunication, equipment and electrical failures. In addition, there can be no assurance that DropCar will promptly detect any such disruption or security breach, if at all. Unauthorized access, loss or dissemination could disrupt DropCar’s operations, including DropCar’s ability to conduct research and development activities, process and prepare company financial information, and manage various general and administrative aspects of DropCar’s business. To the extent that any such disruption or security breach results in a loss of or damage to DropCar’s data or applications, or inappropriate disclosure or theft of confidential, proprietary or personal information, DropCar could incur liability, suffer reputational damage or poor financial performance or become the subject of regulatory actions by state, federal or non-US authorities, any of which could adversely affect DropCar’s business.

Future legislation or regulations may adversely affect DropCar’s business and results of operations.

Although various jurisdictions and government agencies are considering implementing legislation in response to the rise of other ride- and car-sharing enterprises, such as Uber Technologies Inc., currently no such legislation exists that DropCar believes has jurisdiction over, or applicability to, DropCar’s operations. DropCar does not believe it are subject to any material government regulations or oversight, but regulations impacting parking and traffic patterns in the areas of DropCar’s operations could impact the services it provides. DropCar is also subject to various U.S. federal, state and local laws and regulations, including those related to environmental, health and safety, financial, tax, customs and other matters. DropCar cannot predict the substance or impact of pending or future legislation or regulations, or the application thereof. The introduction of new laws or regulations or changes in existing laws or regulations, or the interpretations thereof, could increase the costs of doing business for DropCar or its clients or otherwise restrict its actions and adversely affect its financial condition, results of operations and cash flows.

Seasonality may cause fluctuations in DropCar’s financial results.

DropCar generally experiences some effects of seasonality due to increases in travel during the summer months and holidays such as Thanksgiving and Christmas. Accordingly, the use of DropCar’s services and associated revenue have generally increased at a higher rate during such periods. DropCar’s revenue also fluctuates due to inclement weather conditions, such as snow or rain storms. This seasonality may cause fluctuations in DropCar’s financial results.

DropCar depends on key personnel to operate its business, and the loss of one or more members of the DropCar management team, or DropCar’s failure to attract, integrate and retain other highly qualified personnel in the future, could harm DropCar’s business.

DropCar believes its future success will depend in large part upon its ability to attract and retain highly skilled managerial, technical, finance and sales and marketing personnel. DropCar currently depends on the continued services and performance of the key members of its management team, including Spencer Richardson, DropCar’s Co-Founder and Chief Executive Officer, and David Newman, DropCar’s Co-Founder and Chief Business Development Officer. The loss of any key personnel could disrupt DropCar’s operations and have an adverse effect on DropCar’s ability to grow the business.

Prior to the second quarter in 2018, DropCar has relied on outside consultants and other service providers for the majority of DropCar’s accounting and financial support. During 2018, DropCar hired new members to its management team. In February of 2019, DropCar terminated its Chief Financial Officer and on the same day engaged a consultant to serve as its Chief Financial Officer going forward. DropCar competes in the market for personnel against numerous companies, including larger, more established competitors who have significantly greater financial resources and may be in a better financial position to offer higher compensation packages to attract and retain human capital. DropCar cannot be certain that it will be successful in attracting and retaining the skilled personnel necessary to operate its business effectively in the future.

DropCar may become engaged in legal proceedings that could result in unforeseen expenses and could occupy a significant amount of management’s time and attention.

From time to time, DropCar may become subject to litigation, claims or other proceedings that could negatively affect its business operations and financial position. Litigation disputes could cause DropCar to incur unforeseen expenses, could occupy a significant amount of management’s time and attention and could negatively affect DropCar’s business operations and financial position.

DropCar’s business is subject to interruptions, delays and failures resulting from natural or man-made disasters.

DropCar’s services, systems and operations are vulnerable to damage or interruption from earthquakes, volcanoes, fires, floods, power losses, telecommunications failures, terrorist attacks, acts of war, human errors, break-ins and similar events. A significant natural disaster could have a material adverse impact on DropCar’s business, operating results and financial condition. DropCar may not have sufficient protection or recovery plans in certain circumstances and our insurance coverage may be insufficient to compensate for losses that may occur. As DropCar relies heavily on its servers, computer and communications systems and the internet to conduct its business and provide a high-quality client experience, such disruptions could negatively impact DropCar’s ability to run the business, which could have an adverse effect on DropCar’s operating results.

DropCar has incurred significant increased costs as a result of operating as a public company, and DropCar’s management is required to devote substantial time to public company compliance requirements.

As a public company, DropCar faces increased legal, accounting, administrative and other costs and expenses that it did not incur as a private company. The Sarbanes-Oxley Act of 2002, including the requirements of Section 404, and rules and regulations subsequently implemented by the SEC, the Public Company Accounting Oversight Board, and The Nasdaq Capital Market require public companies to meet certain corporate governance standards. A number of those requirements require DropCar management to carry out activities it has not done previously. For example, DropCar has adopted new internal controls and disclosure controls and procedures. DropCar’s management and other personnel will need to devote a substantial amount of time to these requirements. Moreover, these rules and regulations have increased DropCar’s legal and financial compliance costs and will make some activities more time-consuming and costlier. These increased costs will require DropCar to divert a significant amount of money that it could otherwise use to expand its business and achieve its strategic objectives.

Failure to establish and maintain effective internal controls in accordance with Sections 302 and 404 of the Sarbanes-Oxley Act could have an adverse effect on DropCar’s business and stock price.

DropCar is required to comply with the SEC’s rules implementing Sections 302 and 404 of the Sarbanes-Oxley Act, which require management to certify financial and other information in DropCar’s quarterly and annual reports and provide an annual management report on the effectiveness of controls over financial reporting. DropCar is required to disclose changes made in its internal controls and procedures on a quarterly basis. DropCar is required to make its annual assessment of its internal controls over financial reporting pursuant to Section 404 as of December 31, 2018. To comply with the requirements of Sections 302 and 404, DropCar has undertaken or may in the future undertake various actions, such as implementing new internal controls and procedures and hiring additional accounting or internal audit staff. Testing and maintaining internal controls can divert DropCar’s management’s attention from other matters that are important to the operation of DropCar’s business. In addition, when evaluating DropCar’s internal controls over financial reporting, DropCar may identify material weaknesses that it may not be able to remediate in time to meet the applicable deadline imposed upon DropCar for compliance with the requirements of Sections 302 and 404. If DropCar identifies material weaknesses in its internal controls over financial reporting or is unable to comply with the requirements of Sections 302 and 404 in a timely manner or asserts that its internal controls over financial reporting are effective, or if it becomes necessary for DropCar’s independent registered public accounting firm to express an opinion as to the effectiveness of DropCar’s internal controls over financial reporting and is unable to do so, investors may lose confidence in the accuracy and completeness of DropCar’s financial reports and the market price of DropCar’s common stock could be negatively affected. In addition, DropCar could become subject to investigations by The Nasdaq Capital Market, SEC or other regulatory authorities, which could require additional financial and management resources.

A material weakness in DropCar’s internal controls could have a material adverse effect on DropCar.

Effective internal controls are necessary for DropCar to provide reasonable assurance with respect to DropCar’s financial reports and to adequately mitigate risk of fraud. If DropCar cannot provide reasonable assurance with respect to its financial reports and adequately mitigate risk of fraud, DropCar’s reputation and operating results could be harmed. Internal control over financial reporting may not prevent or detect misstatements because of its inherent limitations, including the possibility of human error, the circumvention or overriding of controls, or fraud. Therefore, even effective internal controls can provide only reasonable assurance with respect to the preparation and fair presentation of financial statements. In addition, projections of any evaluation of effectiveness of internal control over financial reporting to future periods are subject to the risk that the control may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of DropCar’s annual or interim financial statements will not be prevented or detected on a timely basis. A material weakness in DropCar’s internal control over financial reporting could adversely impact DropCar’s ability to provide timely and accurate financial information. If DropCar is unable to report financial information timely and accurately or to maintain effective disclosure controls and procedures, DropCar could be subject to, among other things, regulatory or enforcement actions by the SEC, any one of which could adversely affect DropCar’s business prospects.

DropCar’s Chief Executive Officer and Chief Financial Officer have concluded that DropCar’s disclosure controls and procedures are not effective due to the material weaknesses resulting from a limited segregation of duties among DropCar’s employees with respect to DropCar’s control activities and this deficiency is the result of DropCar’s limited number of employees. DropCar also identified material weaknesses surrounding the financial closing process and the recording of debt and equity transactions that occurred in the year ended December 31, 2018. These deficiencies may affect DropCar’s management’s ability to determine if errors or inappropriate actions have taken place.

Risks Relating to DropCar’s Financial Position and Need for Additional Capital

DropCar’s ability to use NOLs may be limited.

At December 31, 2018, DropCar had approximately $3.3 million of operating loss carryforwards for federal and $1.1 million New York state tax purposes that may be applied against future taxable income. The NOLs will begin to expire in the year 2035 if not utilized prior to that date. To the extent available, DropCar intends to use these NOLs to reduce the corporate income tax liability associated with DropCar’s operations. The ability to utilize these NOLs may be limited under Section 382 of the Code, which apply if an ownership change occurs. To the extent DropCar’s use of NOLs is significantly limited, DropCar’s income could be subject to corporate income tax earlier than it would if DropCar were able to use NOLs, which could have a negative effect on DropCar’s financial results.

The recently passed comprehensive federal tax reform bill could adversely affect DropCar’s business and financial condition.

On December 22, 2017, President Trump signed into law the “Tax Cuts and Jobs Act,” or TCJA, which significantly reforms the Internal Revenue Code of 1986, as amended, or the Code. The TCJA, among other things, includes changes to U.S. federal tax rates, imposes significant additional limitations on the deductibility of interest and NOLs, allows for the expensing of capital expenditures, and puts into effect the migration from a “worldwide” system of taxation to a territorial system. DropCar’s net deferred tax assets and liabilities were revalued at the newly enacted U.S. corporate rate, and the estimated impact was recognized in DropCar’s tax expense in 2017. DropCar continues to examine the impact this tax reform legislation may have on its business. However, the effect of the TCJA on DropCar’s business, whether adverse or favorable, is uncertain, and may not become evident for some period of time. DropCar urges investors to consult with their legal and tax advisers regarding the implications of the TCJA on an investment in DropCar’s common stock.

DropCar’s principal stockholders and management own a significant percentage of DropCar common stock and are able to exert significant control over matters subject to stockholder approval.

Based on the beneficial ownership of DropCar’s common stock as of October 21, 2019, DropCar’s officers and directors, together with holders of 5% or more of DropCar’s common stock outstanding and their respective affiliates, beneficially own approximately 61.8% of DropCar’s common stock. Accordingly, these stockholders have significant influence over the outcome of corporate actions requiring stockholder approval, including the election of directors, consolidation or sale of all or substantially all of DropCar’s assets or any other significant corporate transaction. The interests of these stockholders may not be the same as or may even conflict with your interests. For example, these stockholders could delay or prevent a change of control of the company, even if such a change of control would benefit the other stockholders, which could deprive such other stockholders of an opportunity to receive a premium for their common stock as part of a sale of the company or its assets and might affect the prevailing market price of DropCar’s common stock. The significant concentration of stock ownership may adversely affect the trading price of DropCar’s common stock due to investors’ perception that conflicts of interest may exist or arise.

The price of DropCar’s common stock may be volatile and fluctuate substantially, and you may not be able to resell your shares at or above the price you paid for them.

The trading price of DropCar’s common stock is highly volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond DropCar’s control, such as reports by industry analysts, investor perceptions or negative announcements by other companies involving similar technologies. The stock market in general and the market for smaller companies, like DropCar in particular, have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. As a result of this volatility, DropCar stockholders may not be able to sell their common stock at or above the price they paid for it. The following factors, in addition to other factors described in this “Risk Factors” section of DropCar’s most recent filings with the SEC, may have a significant impact on the market price of DropCar’s common stock:

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issuances of new equity securities pursuant to a future offering, including issuances of preferred stock;
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the success of competitive products, services or technologies;
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regulatory or legal developments in the United States and other countries;
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adverse actions taken by regulatory agencies with respect to DropCar’s services it provides;
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developments or disputes concerning patent applications, issued patents or other proprietary rights;
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the recruitment or departure of key personnel;
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actual or anticipated changes in estimates as to financial results, development timelines or recommendations by securities analysts;
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variations in DropCar’s financial results or those of companies that are perceived to be similar to DropCar;
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variations in the costs of the services DropCar provides;
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market conditions in the market segments in which DropCar operates;
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variations in quarterly and annual operating results;
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announcements of new products and/or services by DropCar or its competitors;
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the gain or loss of significant customers;
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changes in analysts’ earnings estimates;
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short selling of shares of DropCar’s common stock;
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litigation;
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changing the exchange or quotation system on which shares of DropCar’s common stock are listed;

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trading volume of DropCar’s common stock;
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sales of DropCar’s common stock by DropCar, DropCar’s executive officers and directors or DropCar stockholders in the future;
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changes in accounting principles; and
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general economic and market conditions and overall fluctuations in the U.S. equity markets.

In addition, broad market and industry factors may negatively affect the market price of DropCar’s common stock, regardless of DropCar’s actual operating performance, and factors beyond DropCar’s control may cause DropCar’s stock price to decline rapidly and unexpectedly.

DropCar may be subject to securities litigation, which is expensive and could divert management attention.

Companies that have experienced volatility in the market price of their stock have frequently been the objects of securities class action litigation. DropCar may be the target of this type of litigation in the future. Class action and derivative lawsuits could result in substantial costs to DropCar and cause a diversion of DropCar’s management’s attention and resources, which could materially harm DropCar’s financial condition and results of operations.

Risks Related to Intellectual Property

DropCar may not be able to adequately protect its intellectual property rights or may be accused of infringing the intellectual property rights of third parties.

DropCar’s business depends substantially on its intellectual property rights, the protection of which is crucial to DropCar’s business success. To protect DropCar’s proprietary rights, DropCar relies or may in the future rely on a combination of trademark law and trade secret protection, copyright law and patent law. DropCar also utilizes contractual agreements, including, in certain circumstances, confidentiality agreements between the company and its employees, independent contractors and other advisors. These afford only limited protection, and unauthorized parties may attempt to copy aspects of DropCar’s website and mobile application features, software and functionality, or to obtain and use information that DropCar considers proprietary or confidential, such as the technology used to operate DropCar’s website, its content and company trademarks. DropCar may also encounter difficulties in connection with the acquisition and maintenance of domain names, and regulations governing domain names may not protect DropCar’s trademarks and similar proprietary rights.

In addition, DropCar may become subject to third-party claims that DropCar infringes the proprietary rights of others. Such claims, regardless of their merits, may result in the expenditure of significant financial and managerial resources, injunctions against DropCar or the payment of damages. DropCar may need to obtain licenses from third parties who allege that DropCar has infringed their rights, but such licenses may not be available on terms acceptable to DropCar or at all.